                                                                     EXHIBIT 2.1


--------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT




                                     between





                                  AMRESCO, INC.
                                    as Seller




                                       and




                                    NCS I LLC
                                    as Buyer





                            Dated as of June 29, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----




ARTICLE I DEFINITIONS.............................................................................................2
     Section 1.1.     Specific Definitions........................................................................2
     Section 1.2.     Other Terms................................................................................11
     Section 1.3.     Other Definitional Provisions..............................................................11

ARTICLE II THE PURCHASE AND SALE OF ASSETS.......................................................................12
     Section 2.1.     ACFI Shares, AIFI Shares, Purchased Investment Assets and Other Purchased Assets...........12
     Section 2.2.     Consideration for the Purchased Assets.....................................................13
     Section 2.3.     Closing....................................................................................17
     Section 2.4.     Deliveries at Closing......................................................................17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................18
     Section 3.1.     Ownership of Stock; Title to Purchased Assets..............................................18
     Section 3.2.     Power and Authority........................................................................18
     Section 3.3.     Organization, Authority and Qualification..................................................19
     Section 3.4.     Capitalization of Acquired Companies.......................................................19
     Section 3.5.     Subsidiaries...............................................................................20
     Section 3.6.     Financial Statements.......................................................................21
     Section 3.7.     Absence of Certain Changes or Events.......................................................22
     Section 3.8.     Real Estate; Title to Properties...........................................................24
     Section 3.9.     Litigation.................................................................................25
     Section 3.10.    Compliance with Law........................................................................25
     Section 3.11.    Contracts..................................................................................26
     Section 3.12.    Consents and Approvals.....................................................................26
     Section 3.13.    Environmental Matters......................................................................27
     Section 3.14.    Lending Practices..........................................................................27
     Section 3.15.    Lending Policies...........................................................................28
     Section 3.16.    Tax Matters................................................................................28
     Section 3.17.    Intellectual Property......................................................................30
     Section 3.18.    Labor Matters..............................................................................30
     Section 3.19.    Employee Benefits..........................................................................31
     Section 3.20.    Affiliated Transaction.....................................................................33
     Section 3.21.    Insurance..................................................................................34
     Section 3.22.    Brokers and Finders........................................................................34
     Section 3.23.    Information Technology.....................................................................34
     Section 3.24.    Securitizations and Warehouse Facilities...................................................35

     Section 3.25.    Other Purchased Assets and Purchased Investment Assets.....................................36
     Section 3.26.    REMIC or Other Residual Interests..........................................................36
     Section 3.27.    Sufficiency of Purchased Assets............................................................37
     Section 3.28.    Cash.......................................................................................37
     Section 3.29.    No Other Representations or Warranties.....................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................37
     Section 4.1.     Organization, Authority and Qualification..................................................37
     Section 4.2.     Organization, Authority and Qualification..................................................37
     Section 4.3.     Brokers and Finders........................................................................38
     Section 4.4.     Securities Act.............................................................................38
     Section 4.5.     Consents and Approvals.....................................................................38
     Section 4.6.     Litigation.................................................................................38
     Section 4.7.     Availability of Funds......................................................................38
     Section 4.8.     No Other Representations or Warranties.....................................................38

ARTICLE V TAX MATTERS............................................................................................38
     Section 5.1.     Tax Sharing and Indemnification............................................................38
     Section 5.2.     Transfer Taxes.............................................................................41
     Section 5.3.     Tax Sharing Agreements.....................................................................41
     Section 5.4.     Claims Adjusted for Tax Benefits...........................................................41
     Section 5.5.     Section 338(h)(10) Election................................................................41
     Section 5.6.     Pre-Closing Tax Information................................................................41
     Section 5.7.     Closing Year Tax Return....................................................................42
     Section 5.8.     Survival of Obligations....................................................................42
     Section 5.9.     Allocation of Purchase Price...............................................................42
     Section 5.10.    REMIC Disclosures..........................................................................43
     Section 5.11.    Trust Account..............................................................................43

ARTICLE VI CERTAIN COVENANTS AND AGREEMENTS OF SELLER AND BUYER..................................................43
     Section 6.1.     Access and Information.....................................................................43
     Section 6.2.     Registrations, Filings and Consents........................................................44
     Section 6.3.     Conduct of Business........................................................................44
     Section 6.4.     Submission for Bankruptcy Court Approval...................................................46
     Section 6.5.     Bidding Procedures.........................................................................46
     Section 6.6.     Retention of Books and Records.............................................................49
     Section 6.7.     Affiliate Accounts and Transactions........................................................49
     Section 6.8.     Delivery of Corporate Minutes and Bank Signature Cards.....................................50
     Section 6.9.     Further Assurances.........................................................................50
     Section 6.10.    Non-Solicitation of Employees..............................................................50
     Section 6.11.    Closing....................................................................................50
     Section 6.12.    Taxes......................................................................................50
     Section 6.13.    Employment.................................................................................51
     Section 6.14.    Benefit Plans..............................................................................51
     Section 6.15.    Buyer Savings Plan.........................................................................51
     Section 6.16.    Subsidiaries of Seller Designated by Buyer as Acquired Persons.............................52
     Section 6.17.    Transitional Services Agreement............................................................52

ARTICLE VII CONDITIONS TO CLOSING................................................................................52
     Section 7.1.     Conditions to Obligations of Buyer.........................................................52
     Section 7.2.     Conditions to Obligations of Seller........................................................54
     Section 7.3.     Conditions to Obligations of Buyer and Seller..............................................54

ARTICLE VIII TERMINATION.........................................................................................55
     Section 8.1.     Termination................................................................................55
     Section 8.2.     Notice of Termination......................................................................56
     Section 8.3.     Abandonment................................................................................56

ARTICLE IX INDEMNIFICATION.......................................................................................56
     Section 9.1.     Survival of Representations................................................................56
     Section 9.2.     Agreement to Indemnify.....................................................................56
     Section 9.3.     Conditions of Indemnification for Third-Party Claims.......................................57
     Section 9.4.     Limitation of Indemnification..............................................................58
     Section 9.5.     Offset Right...............................................................................59

ARTICLE X MISCELLANEOUS..........................................................................................59
     Section 10.1.    Amendment and Waiver.......................................................................59
     Section 10.2.    Expenses...................................................................................59
     Section 10.3.    Public Disclosure..........................................................................59
     Section 10.4.    Specific Performance.......................................................................59
     Section 10.5.    Assignment.................................................................................60
     Section 10.6.    Entire Agreement...........................................................................60
     Section 10.7.    Fulfillment of Obligations.................................................................60
     Section 10.8.    Parties in Interest; No Third Party Beneficiaries..........................................60
     Section 10.9.    Schedules..................................................................................60
     Section 10.10.   Counterparts...............................................................................61
     Section 10.11.   Headings...................................................................................61
     Section 10.12.   Notices....................................................................................61
     Section 10.13.   No Strict Construction.....................................................................62
     Section 10.14.   Governing Law..............................................................................62
     Section 10.15.   Severability...............................................................................62

                                    SCHEDULES

Schedule 1                   Knowledge of Seller
Schedule 2.1(a)(iii)         Purchased Investment Assets
Schedule 2.1(a)(iv)          Other Purchased Assets
Schedule 2.2(c)(ii)          Contracts Assumed by Buyer or its Affiliates
Schedule 3.4(a)              Authorized Capital Stock of ACFI
Schedule 3.4(b)              Authorized Capital Stock of AIFI
Schedule 3.5(a)              ACFI Subsidiaries
Schedule 3.5(b)              AIFI Subsidiaries
Schedule 3.6(a)              ACFI Financial Statements
Schedule 3.6(b)              Other ACFI Liabilities
Schedule 3.6(c)              AIFI Financial Statements
Schedule 3.6(d)              Other AIFI Liabilities
Schedule 3.7(a)              Absence of Material Changes to Acquired Persons
Schedule 3.7(b)              Absence of Material Changes to Other Purchased Assets or Purchased Investment Assets
Schedule 3.8(a)(i)           ACFI Leases and Subleases
Schedule 3.8(a)(ii)          Liens and Encumbrances on ACFI Leases
Schedule 3.8(b)(i)           AIFI Leases and Subleases
Schedule 3.8(b)(ii)          Liens and Encumbrances on AIFI Leases
Schedule 3.8(d)              Real Property Owned
Schedule 3.8(f)              Real Estate Owned (but Not Leased) by the Acquired Persons
Schedule 3.9(a)              Litigation
Schedule 3.11(b)             Material Contracts
Schedule 3.11(c)             Defaults of Material Contracts
Schedule 3.12                Consents and Approvals
Schedule 3.14(d)             Repurchase Obligations
Schedule 3.15(b)             Loans
Schedule 3.15(c)             Changes in Credit Standards
Schedule 3.16                Tax Matters
Schedule 3.17                Intellectual Property
Schedule 3.18(c)             Labor Complaints
Schedule 3.18(g)             Employment Matters
Schedule 3.19(a)             Benefit Plans
Schedule 3.19(j)             Acceleration of Employee Payments
Schedule 3.19(k)             Section 4980(B) Compliance
Schedule 3.19(1)             Non-Terminable Benefit Plans
Schedule 3.20                Affiliated Transactions/Indebtedness
Schedule 3.21                Insurance Agreements
Schedule 3.23(a)             Information Systems
Schedule 3.23(b)             Information Systems Exceptions
Schedule 3.24(a)             Repurchase Obligations on Securitizations
Schedule 3.24(b)             Guaranteed Securitizations
Schedule 3.24(c)             Securitizations Not Treated as Debt or Equity for Tax Purposes
Schedule 3.24(d)             Securitization Defaults

Schedule 3.24(e)             Securitization and Warehouse Trigger Events
Schedule 3.24(f)             Securitization Interests Held By Acquired Persons
Schedule 3.25(a)             Other Purchased Assets Material Contracts
Schedule 3.25(b)             Purchased Investment Asset Material Contracts
Schedule 3.26                REMIC or Other Residual Interests
Schedule 3.27                Sufficiency of Purchased Assets
Schedule 4.5                 Buyer Consents and Approvals
Schedule 6.2                 Consents, Approvals, Waivers and Authorizations
Schedule 6.7                 Affiliate Accounts and Transactions
Schedule 7.1(f)              Third Party Consents


                                    EXHIBITS


Exhibit A                    Form of Holdback Note

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 29, 2001, between AMRESCO, INC., a Delaware corporation ("Seller"), and NCS I LLC, a Delaware limited liability company ("Buyer").

                                   WITNESSETH:

                  WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of AMRESCO Commercial Finance, Inc., a Nevada corporation ("ACFI"), and all of the issued and outstanding shares of capital stock of AMRESCO Independence Funding, Inc., a Delaware corporation ("AIFI", and together with ACFI, the "Acquired Companies");

                  WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding shares of capital stock of the Acquired Companies;

                  WHEREAS, Seller and certain of its Subsidiaries (as hereinafter defined) desire to sell and transfer to Buyer, and Buyer desires to purchase from Seller and certain of its Subsidiaries, the Purchased Investment Assets (as hereinafter defined) and the Other Purchased Assets (as hereinafter defined);

                  WHEREAS, Seller and certain of its Subsidiaries (other than ACFI, AIFI and their respective Subsidiaries) will file as promptly as practicable, but in no event later than two Business Days after the date hereof, a voluntary petition (the "Petition") for reorganization relief pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court") (the "Bankruptcy Case");

                  WHEREAS, upon the terms and subject to the conditions set forth herein, and as authorized under Sections 105, 363, 364 and 365 of the Bankruptcy Code, Buyer will purchase from Seller all of the issued outstanding shares of capital stock of the Acquired Companies, the Purchased Investment Assets and the Other Purchased Assets; and

                  WHEREAS, NCS II LLC (an Affiliate of Buyer), Seller, ACFI and AIFI have entered into a commitment letter contemplating secured warehouse financing for ACFI and AIFI in an aggregate amount of $275,000,000 (the "Replacement Warehouse Facilities") upon the terms and subject to the conditions set forth therein, including the approval of the Bankruptcy Court pursuant to
Section 105, 363, 364 and 365 of the Bankruptcy Code.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

                  "ACFI" shall have the meaning set forth in the recitals.

                  "ACFI Financial Statements" shall have the meaning set forth in Section 3.6(a).

                  "ACFI Leased Real Properties" has the meaning set forth in
Section 3.8(a).

                  "ACFI Shares" shall have the meaning set forth in Section 2.1(a)(i).

                  "ACFI Subsidiaries" shall have the meaning set forth in
Section 3.5(a).

                  "Acquired Companies" shall have the meaning set forth in the recitals.

                  "Acquired Companies Cash Investment Proceeds" means Retained Investment Proceeds received in cash from the Cut-Off Date to the Closing Date by the Acquired Companies or any of their Subsidiaries with respect to the Purchased Investment Assets and Other Purchased Assets owned by them.

                  "Acquired Person NOL Carryover" shall have the meaning set forth in Section 3.16.

                  "Acquired Persons" means ACFI, AIFI, the ACFI Subsidiaries and the AIFI Subsidiaries and any other Subsidiary of Seller designated by Buyer as an Acquired Person pursuant to Section 6.16.

                  "Actions or Proceedings" shall have the meaning set forth in
Section 3.9(a).

                  "Adjusted Cash Consideration" shall have the meaning set forth in Section 2.2(a).

                  "Adjusted GAAP Liabilities" means, as of the date of determination, GAAP Liabilities less (i) the principal amount and accrued interest and fees on the Replacement Warehouse Facilities or any refinancing thereof and (ii) the principal amount of and accrued interest on indebtedness owed by the Acquired Companies to Seller.

                  "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Affiliated Group" shall have the meaning set forth in Section 3.16.

                  "Affiliate Transaction" has the meaning set forth in Section 3.20.

                  "Agreement" means this Agreement and all Schedules and Exhibits hereto.

                  "AIFI" shall have the meaning set forth in the recitals.

                  "AIFI Financial Statements" shall have the meaning set forth in Section 3.6(c).

                  "AIFI Leased Real Property" shall have the meaning set forth in Section 3.8(b).

                  "AIFI Shares" shall have the meaning set forth in Section 2.1(a)(ii).

                  "AIFI Subsidiaries" shall have the meaning set forth in
Section 3.5(b).

                  "Alternative Transaction" shall have the meaning set forth in
Section 6.5(d).

                  "AMRESCO Plan" shall have the meaning set forth in Section
6.15.

                  "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.1(c).

                  "Assumptions" shall have the meaning set forth in Section
3.26.

                  "Auction" shall have the meaning set forth in Section 6.5(c).

                  "Auction Transaction" shall have the meaning set forth in
Section 6.5(d).

                  "Bankruptcy Case" shall have the meaning set forth in the recitals.

                  "Bankruptcy Code" shall have the meaning set forth in the recitals.

                  "Bankruptcy Court" shall have the meaning set forth in the recitals.

                  "Basket" shall have the meaning set forth in Section 9.4(b).

                  "Benefit Plans" shall have the meaning set forth in Section 3.19(a).

                  "Bid" shall have the meaning set forth in Section 6.5(a).

                  "Bid Deadline" shall have the meaning set forth in Section 6.5(a).

                  "Bidding Procedures" shall have the meaning set forth in
Section 6.5.

                  "Bidding Procedures Order" shall have the meaning set forth in
Section 6.4(b).

                  "Break-Up Fee" shall have the meaning set forth in Section 6.5(d).

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Dallas, Texas are authorized or obligated by law or executive order to close.

                  "Business Intellectual Property" shall have the meaning set forth in Section 3.17.

                  "Buyer" shall have the meaning set forth in the recitals.

                  "Buyer Savings Plan" shall have the meaning set forth in
Section 6.15.

                  "Cash Consideration" shall have the meaning set forth in
Section 2.2(a).

                  "Claims" shall have the meaning set forth in Section 9.2(a).

                  "Closing" shall have the meaning set forth in Section 2.3.

                  "Closing Balance Sheet" shall have the meaning set forth in
Section 2.2(g)(i).

                  "Closing Cash" shall have the meaning set forth in Section 2.2(b)(vi).

                  "Closing Date" shall have the meaning set forth in Section
2.3.

                  "Closing Year Tax Return" shall have the meaning set forth in
Section 5.7.

                  "Closing Disputed Matters" shall have the meaning set forth in
Section 2.2(g)(ii).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 6.1(b).

                  "Contract" means any mortgage, bond, indenture, lien, lease, franchise, license, permit, contract, agreement, obligation, trust or instrument (but such definition shall not include the Loans).

                  "Cut-Off Date" means May 31, 2001.

                  "Definitive Sale Documentation" shall have the meaning set forth in Section 6.5(a).

                  "Delinquent Whole Loans" shall have the meaning set forth in
Section 2.2(b)(iv).

                  "Designated Subsidiary" shall have the meaning set forth in
Section 6.16.

                  "Determination Date" shall have the meaning set forth in
Section 2.2(g)(iii).

                  "Environmental Claims" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, Judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving or alleging violations of Environmental Laws or Releases of Hazardous Materials from (a) any assets, properties or businesses of the Acquired Persons or the Purchased Assets or any predecessor in interest; (b) from adjoining properties or businesses; or (c) from or onto any facilities which received

Hazardous Materials generated by the Acquired Persons or the Purchased Assets or any predecessor in interest.

                  "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended, the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended, the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Estimated Cash Consideration" shall have the meaning set forth in Section 2.2(f).

                  "Estimated GAAP Liabilities" shall have the meaning set forth in Section 2.2(c).

                  "Estimated Retained Investment Proceeds" shall have the meaning set forth in Section 2.2(d).

                  "Estimated Specified Cash Receipts" shall have the meaning set forth in Section 2.2(c).

                  "Estimated Whole Loan Sale Proceeds" shall have the meaning set forth in Section 2.2(c).

                  "Excluded Assets" shall have the meaning set forth in Section 2.1(b).

                  "Excluded Liabilities" shall have the meaning set forth in
Section 2.1(d).

                  "Existing Warehouse Facilities" means (a) the Interim Warehouse and Security Agreement by and between Prudential Securities Credit Corporation and ACFI (f/k/a AMRESCO Commercial Lending Corporation), dated March 17, 1998, as amended; (b) the Interim Warehouse and Security Agreement by and between Prudential Securities Credit Corporation and ACFI (f/k/a AMRESCO Commercial Lending Corporation), dated February 26, 1998, as amended; and (c) the Loan Agreement between AMRESCO Independence Funding and TransAmerica Business Credit Corporation dated December 18, 1998, as amended.

                  "Expense Reimbursement" shall have the meaning set forth in
Section 6.5(d).

                  "Financial Statements" means the ACFI Financial Statements and AIFI Financial Statements.

                  "Final Cash Consideration" shall have the meaning set forth in
Section 2.2 (g)(ii)

                  "FTC" shall mean the Federal Trade Commission.

                  "GAAP" means United States generally accepted accounting principles.

                  "GAAP Liabilities" means, as of the date of determination, all liabilities of the Acquired Persons (whether fixed, contingent or unliquidated, absolute or otherwise) required by GAAP to be reflected on, or to the extent required by GAAP reserved for on, a consolidated balance sheet of the Acquired Companies as of such date.

                  "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

                  "Governmental Directive" shall have the meaning set forth in
Section 3.9(b).

                  "Governmental Entity" means any court, tribunal, governmental or regulatory authority, agency, department, commission, instrumentality, body or other governmental entity of the United States of America or any State or political subdivision thereof or any court or arbitrator.

                  "Hazardous Materials" shall include, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

                  "Holdback Note" shall have the meaning set forth in Section 2.2(a).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" shall have the meaning set forth in
Section 9.3(a).

                  "Indemnifying Party" shall have the meaning set forth in
Section 9.3(a).

                  "Information Systems" shall have the meaning set forth in
Section 3.23(a).

                  "Initial Deposit" shall have the meaning set forth in Section 6.4(b).

                  "IRS" means the United States Internal Revenue Service.

                  "Interest Rate" shall have the meaning set forth in Section
2.2 (g)(iii)(1).

                  "Judgment" means any judgment, injunction, ruling, order, writ, decree or award, including final determinations under arbitration proceedings.

                  "Knowledge" with respect to any individual (and with respect to any other Person, the executive officers of such Person), means the actual, direct and personal knowledge of such individual (and with respect to any other Person and/or the executive officers of such Person) after reasonable inquiry. The Knowledge of Seller shall mean the Knowledge of the persons set forth on
Schedule 1.

                  "Law" means any law, rule, regulation, code, plan, Judgment or other restriction of any court, arbitrator or Governmental Entity.

                  "Lending Policies" means the written policies and procedures used by the Acquired Persons in the origination and administration of the Loans, as described in (a) with respect to Loans originated and administered by ACFI, the ACFI (i) Franchise Underwriting Guidelines, (ii) Franchise Loan Servicing Manual, (iii) Business Loan Underwriting Guidelines, (iv) Business Loan Servicing Manual and (v) any applicable rules or regulations of Governmental Entities; and (b) with respect to Loans originated and administered by AIFI, the AIFI (i) Loan Policy and Procedures Manual, (ii) Geographic Trade Territory Limitations, (iii) Loan Servicing and Liquidation Policy and (iv) any applicable rules or regulations of Governmental Entities.

                  "Liens" means liens, encumbrances, security interests, options, rights of first refusal, other restrictions on transfer, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements and any other encumbrances, restrictions and limitations on the use of real or personal property or irregularities in title thereto.

                  "Loan Documents" means each agreement, contract, instrument or other document evidencing or governing, or executed and delivered in connection with, any Loan, including, without limitation, documentation in respect of guarantees and security interests delivered in connection with such Loan, including without limitation, the SBA.

                  "Loan Files" means, (a) with respect to any Loan originated or serviced by ACFI or the ACFI Subsidiaries, any books, records, written notes or memoranda, financial statements, credit evaluations and other written documentation maintained by or on behalf of ACFI with respect to such Loan, the Obligor under the Loan, and any related guarantee or collateral; (b) with respect to any Loan originated or serviced by AIFI or the AIFI Subsidiaries, any books, records, written notes or memoranda, financial statements, credit evaluations and other written documentation maintained by or on behalf of AIFI with respect to such Loan, the Obligor under the Loan, and any related guarantee (including the SBA) or collateral; and (c) with respect to any Receivables included in the Purchased Investment Assets, any books, records, written notes or memoranda, accounting records, financial statements, credit evaluation, and other written documentation maintained by or on behalf of Seller or its Retained Subsidiaries with respect to such Purchased Investment Asset, the obligor under such Receivable and any related guarantee or collateral.

                  "Loan Purchaser" shall have the meaning set forth in Section 3.14(d).

                  "Loan Reserve Policies" means with respect to AIFI, the AIFI Loan Loss Reserve Policy.

                  "Loans" means loans and leases originated, acquired or otherwise made by the Acquired Persons in the ordinary course of business.

                  "Loan Sale" shall have the meaning set forth in Section
3.14(d).

                  "Material Adverse Effect" means a material adverse effect on the business, assets or results of operations of a Person. None of the following shall be deemed by itself or by themselves to constitute a Material Adverse
Effect: (a) the write down of residuals and goodwill of the Acquired Persons not exceeding $250,000,000 in the aggregate; (b) matters disclosed on the Schedules to this Agreement; (c) conditions affecting the industry in which the Seller or the Acquired Persons operate; or (d) the United States economy as a whole.

                  "Material Contracts" shall have the meaning set forth in
Section 3.11(b).

                  "May ACFI Statements" shall have the meaning set forth in
Section 3.6(a).

                  "May AIFI Statements" shall have the meaning set forth in
Section 3.6(c).

                  "Obligor" means each Person who is obligated under a Loan or Receivable.

                  "Offsets" shall have the meaning set forth in Section 9.5.

                  "Other Purchased Assets" means the assets listed on Schedule 2.1(a)(iv) hereto.

                  "Other Purchased Asset Contracts" means the assets listed on
Schedule 3.25(a) hereto.

                  "Permitted Encumbrances" shall have the meaning set forth in
Section 3.8(a)(iv).

                  "Person" means any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or Governmental Entity.

                  "Petition" shall have the meaning set forth in the recitals.

                  "Prime Rate" means the "prime rate" as reported on a daily basis in The Wall Street Journal.

                  "Proposed Allocation" shall have the meaning set forth in
Section 5.9.

                  "Purchase Price" shall have the meaning set forth in Section 2.2(a).

                  "Purchased Assets" shall have the meaning set forth in Section 2.1(a).

                  "Purchased Investment Assets" means the Assets listed on
Schedule 2.1(a)(iii) hereto, which consists of, among other things, REO Assets, Receivables and Securities.

                  "Purchased Investment Asset Contracts" shall have the meaning set forth in Section 3.25(b).

                  "Qualified Bidder" shall have the meaning set forth in Section 6.5(a).

                  "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

                  "Receivable" means (i) a loan or right to payment which is secured by a Lien on or other interest in real or personal property, (ii) any debt or equity security (including, without limitation a participation certificate) that represents an interest in (or represents an ownership interest in, or a debt obligation of, a Person which owns, directly or indirectly) a pool of instruments described in clause (i) above, or (iii) an interest in servicing or other rights, relating to clause (i) or (ii) above.

                  "Related Document" means the Holdback Note and other documents executed in connection with the consummation of the transaction contemplated by this Agreement.

                  "REO Asset" means fee interests in real property acquired by Seller or its Subsidiaries by purchase, by foreclosure, by deed in lieu thereof or otherwise.

                  "Replacement Warehouse Facilities" shall have the meaning set forth in the recitals.

                  "Retained Investment Proceeds" means all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any Purchased Investment Asset from time to time to the owner thereof, all accounts and general intangibles, if any, relating to the foregoing (including all investments therein and proceeds and income therefrom), and all proceeds of any and all of the foregoing.

                  "Retained Subsidiaries" means any Subsidiary of Seller that is not an Acquired Person, unless Buyer designates such Subsidiary as a Designated Subsidiary in accordance with Section 6.16.

                  "RP" means Renewal Partners LLC.

                  "Sale" shall have the meaning set forth in Section 6.5.

                  "Sale Hearing" shall have the meaning set forth in Section
6.5.

                  "Sale Order" shall have the meaning set forth in Section 3.2.

                  "SBA" means the United States Small Business Administration, and its successors.

                  "SEC" means the Securities and Exchange Commission.

                  "Section 338 Election" shall have the meaning set forth in
Section 5.5.

                  "Securities" means shares of capital stock, securities, partnership interests, member interests in limited liability companies and similar rights.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securitization" means a public or private sale or other transfer of Receivables or interests therein, including any transactions involving the sale of Receivables to a Securitization Trust.

                  "Securitization Receivables" means any Receivables with respect to a Securitization.

                  "Securitization Trust" means any Person which has been established for the purpose of issuing debt or equity securities in connection with any Securitization.

                  "Seller" shall have the meaning set forth in the recitals.

                  "Seller's Accountant" shall have the meaning set forth in
Section 2.2(g)(i).

                  "Specified Cash Receipts" shall have the meaning set forth in
Section 2.2(b)(v).

                  "Statement" shall have the meaning set forth in Section 5.1(b)(ii).

                  "Straddle Period" shall have the meaning set forth in Section 5.1(a)(ii).

                  "Subsidiary" means, with respect to any Person at any time, any corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust (excluding, any Securitization Trust) or estate, or unincorporated organization of which (or in which) more than 50% of:
(a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Subsequent Event" shall have the meaning set forth in Section 10.9.

                  "Subsequent Disclosure Schedule" shall have the meaning set forth in Section 10.9.

                  "Tax" or "Taxes" means any and all federal, state, county, local, foreign and other taxes, assessments, duties or charges of any kind whatsoever, including, without limitation, franchise, income, sales, use, ad valorem, gross receipts, value added, profits, license, minimum, alternative minimum, environmental, withholding, payroll, employment, excise, property, customs and occupation taxes, and any interest, fine, penalty, addition to tax and other amounts imposed with respect thereto.

                  "Tax Indemnitee" shall have the meaning set forth in Section 5.1(a)(i).

                  "Tax Returns" means all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any Taxes.

                  "Third Party Claims" shall have the meaning set forth in
Section 9.3.

                  "Transferred Employees" shall have the meaning set forth in
Section 6.13.

                  "Treasury Regulations" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as may be amended from time to time.

                  "Warehouse Facility" means any funding arrangement pursuant to which one or more lenders, purchasers, conduit or special purpose vehicles and other financial institutions provide financing to purchase, originate, sell, securitize, carry, service or maintain Receivables or other financial assets or servicing rights.

                  "Whole Loan" means a Loan that is wholly-owned and held for securitization or, in the case of Loans guaranteed by the SBA, held for sale or securitization by any of the Acquired Companies or their Subsidiaries.

                  "Whole Loan Sale Proceeds" shall have the meaning set forth in
Section 2.2(b)(iii).

                  Section 1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

                  Section 1.3. Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                           (b) The words and phrases "including," and
"including, but not limited to," when used in this Agreement shall mean "including, without limitation".

                           (c) The terms defined in the singular shall have a
comparable meaning when used in the plural, and vice versa.

                           (d) The terms "dollars" and "$" shall mean United
States Dollars.

                                   ARTICLE II

                         THE PURCHASE AND SALE OF ASSETS

                  Section 2.1. ACFI Shares, AIFI Shares, Purchased Investment Assets and Other Purchased Assets. (a) Purchased Assets. Upon the terms and subject to the conditions contained herein, on the Closing Date, Seller will, or will cause its Subsidiaries to, as the case may be, sell, convey, transfer, assign and deliver to Buyer and/or one or more Affiliates of Buyer, and Buyer will, or will cause one or more of its Affiliates to, as the case may be, purchase and acquire from Seller or its Subsidiaries, as the case may be, all of the legal and beneficial right, title and interest of Seller and its Subsidiaries, as the case may be, in and to all of the following properties, assets, contracts and rights of whatever kind or nature, real or personal, tangible or intangible, wherever located (collectively, the "Purchased Assets"):

                                (i) all of the issued and outstanding shares of
capital stock of ACFI (the "ACFI Shares"), by delivery to Buyer of certificates representing the ACFI Shares endorsed for transfer to Buyer or accompanied by stock powers duly executed in blank;

                                (ii) all of the issued and outstanding shares of
capital stock of AIFI (the "AIFI Shares"), by delivery to Buyer of certificates representing the AIFI Shares endorsed for transfer to Buyer or accompanied by stock powers duly executed in blank;

                                (iii) the assets listed on Schedule 2.1(a)(iii)
hereto (the "Purchased Investment Assets"), by delivery to Buyer of certificates endorsed for transfer, membership agreements amended to replace Seller or its Subsidiaries, as the case may be, with Buyer, or other indicia of ownership required by Buyer, to evidence transfer of the Purchased Investment Assets to Buyer.

                                (iv) other purchased assets listed on Schedule
2.1(a)(iv) hereto (the "Other Purchased Assets"), by delivery to Buyer of certificates endorsed for transfer, membership agreements amended to replace Seller or its Subsidiaries, as the case may be, with Buyer, or other indicia of ownership required by Buyer, to evidence the transfer of the Other Purchased Assets to Buyer;

                                (v) the minutes books, stockholder and transfer
records, Tax Returns and accounting records of the Acquired Companies;

                                (vi) all Loan Files, Contracts, rights under
Contracts, claims, refunds, causes of action and copies of Tax Returns and accounting records relating to the Purchased Investment Assets and the Other Purchased Assets; and

                                (vii) all Retained Investment Proceeds received
(other than in the form of cash) from the Cut-Off date through the Closing Date.

                           (b) Excluded Assets. Notwithstanding anything to the
contrary in this Agreement, the Purchased Assets shall not include any of the following (the "Excluded Assets").

                                (i) Seller's rights under this Agreement and the
Related Documents to which it is a Party;

                                (ii) the minute books, stockholder and transfer
records, Tax Returns and accounting records (except for the Purchaser's rights of access set forth herein) of the Seller and its Retained Subsidiaries;

                                (iii) Other Purchased Assets disposed of after
the date hereof in accordance with the terms of this Agreement; provided, that such disposition will result in a reduction of Cash Consideration portion of the Purchase Price, dollar for dollar, in the amount of the Retained Investment Proceeds received for such disposition;

                                (iv) all claims for refunds of any Taxes
applicable to periods prior to Closing; and

                                (v) any Purchased Assets excluded by Buyer
pursuant to Section 5.10.

                           (c) Assumed Liabilities. Upon the terms and subject
to the conditions of this Agreement, at the Closing Buyer agrees to assume the following liabilities and obligations, but only to the extent such liabilities or obligations do not arise from or relate to any breach by Seller of any covenant, representation or warranty set forth in this Agreement and only to the extent such liabilities or obligations relate to Purchased Assets which are transferred and assigned to Buyer (or its designee) at the Closing or such other later transfer or assignment date expressly provided for in this Agreement (collectively, the "Assumed Liabilities"):

                                (i) Any liabilities and obligations related to
the Purchased Assets due to events that arise or accrue after the Closing Date; and

                                (ii) Liabilities under the Contracts to be
assumed by Buyer or its Affiliates listed on Schedule 2.2(c)(ii).

                           (d) Excluded Liabilities. The parties acknowledge and
agree that Buyer is not assuming and shall not be responsible or liable for, and Seller and the Retained Subsidiaries shall retain, and shall indemnify, hold harmless and defend Buyer from, all liabilities and obligations of Seller and the Retained Subsidiaries (whether fixed, contingent or unliquidated, absolute or otherwise, known or unknown, and whether relating to any tort, statutory or regulatory obligation, environmental claim, Taxes, Contract, operations or otherwise) other than the Assumed Liabilities (collectively, "Excluded Liabilities").

                  Section 2.2. Consideration for the Purchased Assets. (a) The purchase price for the Purchased Assets shall be $309,000,000, subject to adjustment in accordance with this Section 2.2 (as adjusted, the "Purchase Price"). Subject to the terms and conditions of this Agreement, in consideration of the sale, transfer, assignment, conveyance and delivery of the Purchased Assets, Buyer shall (i) assume the Assumed Liabilities; and (ii) pay to Seller at Closing by wire transfer in immediately available funds, $284,000,000 (subject to adjustment as provided herein) (the "Cash Consideration"); less the Initial Deposit, plus accrued interest thereon at the Prime Rate; and (iii) issue and deliver to Seller a promissory note of Buyer having an initial principal amount of $25,000,000, bearing interest at the Prime Rate in the form attached hereto as Exhibit A (the "Holdback Note"). The Cash Consideration shall be adjusted in accordance with this Section 2.2 (the "Adjusted Cash Consideration").

                           (b) The Purchase Price and the Cash Consideration
shall be:

                                (i) reduced, on a dollar for dollar basis, by
the principal amount outstanding under the Replacement Warehouse Facilities (or any refinancing thereof) and any accrued interest and fees due thereon as of the Closing Date;

                                (ii) increased, on a dollar for dollar basis, by
(A) the principal amount of Whole Loans funded by the Acquired Companies and their Subsidiaries from the Cut-Off Date to the Closing Date and (B) accrued interest on such Whole Loans (other than Delinquent Whole Loans) on the Closing Date;

                                (iii) reduced, on a dollar by dollar basis, by
the cash received from the sale of Whole Loans by the Acquired Companies and their Subsidiaries from the Cut-Off Date to the Closing Date ("Whole Loan Sale Proceeds");

                                (iv) reduced, on a dollar for dollar basis, by
sixty percent (60%) of the principal amount of Whole Loans financed under the Replacement Warehouse Facilities (other than the SBA guaranteed portion of Whole Loans) that, as of the Closing Date, are past due by more than thirty (30) days ("Delinquent Whole Loans");

                                (v) reduced, on a dollar for dollar basis, by
all cash received by the Acquired Companies and their Subsidiaries from the Cut-Off Date to the Closing Date (excluding (A) cash contributed during such period to the Acquired Companies by Seller prior to the Closing Date, (B) Whole Loan Sale Proceeds and interest received during such period in respect of Whole Loans and (C) Acquired Company Cash Investment Proceeds) ("Specified Cash Receipts");

                                (vi) increased, on a dollar for dollar basis, by
all cash (excluding cash in an amount equal to Acquired Company Cash Investment Proceeds) held by the Acquired Companies and their Subsidiaries as of the Closing Date ("Closing Cash");

                                (vii) reduced, on a dollar for dollar basis, by
the Adjusted GAAP Liabilities of the Acquired Companies and their Subsidiaries as of the Closing Date; and

                                (viii) reduced on a dollar for dollar basis, by
(A) Acquired Company Cash Investment Proceeds and (B) the Retained Investment Proceeds with respect to the Purchased Investment Assets and Other Purchased Assets received in cash by Seller or any of its Retained Subsidiaries from the Cut-Off Date and prior to the Closing Date.

                           (c) Seller shall notify Buyer on a bi-weekly basis of
(i) the receipt of any Whole Loan Sale Proceeds during such bi-weekly period, specifying the amount thereof and the Whole Loans to which they relate; (ii) any Specified Cash received during such bi-weekly period, specifying the amount and source thereof. Not less than eleven (11) Business Days prior to the scheduled Closing, Seller shall deliver to Buyer a schedule setting forth in reasonable detail, Seller's good faith estimate of (i) the aggregate amount of Whole Loan Sale Proceeds received during the period from the Cut-Off Date to the day immediately preceding such eleventh (11th) Business Day ("Estimated Whole Loan Sale Proceeds"), and the amount of Specified Cash Receipts received the period from the Cut-Off Date to the day immediately preceding such eleventh (11th) Business Day ("Estimated Specified Cash Receipts"), together with a certificate of an officer of Seller certifying the foregoing. In addition, not less than eleven (11) Business Days prior to the scheduled Closing, Seller will deliver to Buyer a notice indicating its good faith estimate of the Adjusted GAAP Liabilities as of the Closing ("Estimated GAAP Liabilities"), along with a certificate of a duly authorized officer of Seller certifying the foregoing.

                           (d) Seller shall notify Buyer bi-weekly of the
receipt of any Retained Investment Proceeds with respect to the Purchased Investment Assets, specifying the amount thereof and the Purchased Investment Assets to which such Retained Investment Proceeds relate. Not less than eleven
(11) Business Days prior to the scheduled Closing, Seller shall deliver to Buyer a schedule of the Acquired Company Cash Investment Proceeds and of the Retained Investment Proceeds received by Seller from the Cut Off Date through the date that is eleven (11) Business Days prior to the scheduled Closing (which schedule shall be brought down as of the Closing Date) along with a certificate of duly authorized officer of Seller certifying as to the Acquired Company Cash Investment Proceeds and the Retained Investment Proceeds. The aggregate amount set forth in the schedule as of the Closing Date is referred to as "Estimated Retained Investment Proceeds". Seller shall promptly (and in any event within two (2) Business Days of receipt thereof) pay or deliver to Buyer all Retained Investment Proceeds received by Seller after delivery to Buyer of the foregoing schedule or otherwise received by Seller and not listed on such schedule.

                           (e) Not later than 5:00 p.m. on the Business Day
immediately preceding the Closing Date, Seller shall deliver to Buyer a schedule setting forth:

                                (i) the principal amount outstanding under the
Replacement Warehouse Facilities (or any refinancing thereof) and any accrued interest and fees due thereon as of the Closing Date;

                                (ii) the Whole Loans funded by the Acquired
Companies and their Subsidiaries from the Cut-Off Date to the Closing Date;

                                (iii) a past due aging of the Whole Loans of the
Acquired Companies and their Subsidiaries as of such date, identifying each Delinquent Whole Loan and the principal amount thereof; and

                                (iv) Closing Cash.

                           (f) No later than 9:00 a.m. on the Closing Date,
Buyer shall deliver to Seller a schedule setting forth its calculation of the Purchase Price and the Cash Consideration determined based on (i) Estimated Whole Loan Sale Proceeds, (ii) Estimated Specified Cash Receipts, (iii) Estimated GAAP Liabilities, (iv) Estimated Retained Investment Proceeds and (v) the information delivered by Seller pursuant to Section 2.2(e). The Cash Consideration as so determined is hereinafter referred to as the "Estimated Cash Consideration." At Closing, Buyer shall pay to Seller the Estimated Cash Consideration by wire transfer of immediately available funds.

                           (g) (i) As soon as reasonably practicable following
the Closing Date, and in any event within ninety (90) days thereafter, Buyer shall prepare and deliver to Seller (i) the audited balance sheet of the consolidated Acquired Companies as of the close of business on the Closing Date (the "Closing Balance Sheet"), together with the audit report of Deloitte & Touche LLP ("Seller's Accountant") (ii) a calculation of (A) Closing Cash, (B) GAAP Liabilities of the Acquired Companies and their Subsidiaries as of the Closing Date, (C) the principal amount of the Whole Loans as of the Closing Date, (D) the principal amount of the Delinquent Whole Loans as of the Closing Date and (E) the principal amount outstanding under the Replacement Warehouse Facilities (or any refinancing thereof) and accrued interest and fees due thereon as of the Closing Date, as derived from the Closing Balance Sheet, and
(iii) Buyer's good faith determination of (A) Whole Loan Sale Proceeds, (B) Specified Cash Receipts and (C) Acquired Company Cash Investment Proceeds and Retained Investment Proceeds received by the Seller. The Buyer shall also deliver to Seller its computation of the Cash Consideration giving effect to the foregoing. The Closing Balance Sheet shall be prepared in accordance with GAAP, and on a basis consistent with the preparation of the Financial Statements, including appropriate closing adjustments as if the Closing were at a fiscal year end.

                                (ii) Upon receipt of the Closing Balance Sheet
and the Buyer's computation of Cash Consideration, Seller, at Seller's expense, shall have access to the books and records relating to the Purchased Assets, any work papers prepared by Buyer or Seller's Accountant in the preparation of the Closing Balance Sheet and computation of Cash Consideration, and any officers, employees or other representatives of Buyer that participated in the preparation thereof. Within thirty (30) days after its receipt of the Closing Balance Sheet, Seller shall notify Buyer in writing that either (A) it concurs with the calculation of the Cash Consideration or (B) it disagrees with such calculation, specifying in reasonable detail the items as to which disagreement exists (the "Closing Disputed Matters") and setting forth its calculation of the Cash Consideration as of the Closing Date. If a notice of disagreement is delivered by Seller, Buyer and Seller shall negotiate in good faith to resolve in writing any Closing Disputed Matters. If Buyer and Seller are unable to reach an agreement with respect to the Closing Disputed Matters within a period of thirty
(30) days after the receipt by Buyer of a notice of disagreement, then all Closing Disputed Matters as to which written agreement has not been reached shall be submitted to and reviewed by KPMG Peat Marwick LLP, or if such firm is unable or unwilling to serve in such capacity, by another accounting firm acceptable to both Buyer and Seller. Such accounting firm shall consider only the Closing Disputed Matters. Such accounting firm shall act promptly to resolve all Closing Disputed Matters and its decision with respect thereto shall be final and binding upon the parties. The fees and expenses of such accounting firm in connection with its review and determination of any Closing Disputed Matters shall be borne in equal shares by Buyer and Seller. The Cash Consideration as agreed upon by Buyer and Seller or, as applicable, resulting from the resolution of any Closing Disputed Matters, shall thereafter for all purposes under this Agreement be the "Final Cash Consideration".

                                (iii) The date on which the Final Cash
Consideration is accepted or finally determined in accordance with this Section 2.2(g) is referred to as the "Determination Date". On the fifth Business Day following the Determination Date, the following payment shall be made to an account specified by the recipient prior to such date:

                                    (1) if the Final Cash Consideration is
                  greater than the Estimated Cash Consideration (taking into consideration any payments made to date pursuant to the last sentence of Section 2.2(d)), Seller shall promptly remit to Buyer an amount in immediately available same day funds equal to such excess, together with interest on such amount at an annual rate equal to the Prime Rate calculated on a 365-day year (the "Interest Rate") from the Closing Date to the date of the payment of such amount to Buyer; or

                                    (2) if the Final Cash Consideration is less
                  than the Estimated Cash Consideration (taking into consideration any payments made to date pursuant to the last sentence of Section 2.2(d)), Buyer shall promptly pay to Seller an amount in immediately available same day funds equal to such shortfall, together with interest on such amount in cash at the Interest Rate from the Closing Date to the date of the payment of such amount to Seller.

                  Section 2.3. Closing. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, at 10:00 a.m., local time on the second Business Day following the satisfaction or waiver (subject to applicable Law) of the conditions precedent specified in Article VII (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver (subject to applicable Law) of such conditions) or at such other time and place as the parties hereto may mutually agree (such date, the "Closing Date").

                  Section 2.4. Deliveries at Closing. (a) At the Closing, Seller shall deliver, or cause to be delivered, to Buyer, the following:

                                (i) the officer's certificates contemplated by
Section 7.1(a) and 7.1(c);

                                (ii) certificates and other instruments or
transfer contemplated by Sections 2.1(a)(i), (ii), (iii) and (iv);

                                (iii) all consents, waivers and approvals
obtained by Seller or its Subsidiaries that are required for the consummation of the transactions contemplated by this Agreement; and

                                (iv) such other duly executed documents,
instruments and certificates as may be necessary or appropriate to be delivered by Seller (or the Retained Subsidiaries, as the case may be) pursuant to this Agreement.

                           (b) At the Closing, Buyer shall deliver, or cause to
be delivered, to Seller, the following:

                                (i) an amount of cash equal to the Adjusted Cash
Consideration by wire transfer of immediately available same day funds to an account or accounts designated by Seller at least two Business Days prior to the Closing Date;

                                (ii) the Holdback Note;

                                (iii) the officer's certificates contemplated by
Section 7.2(a);

                                (iv) all consents, waivers and approvals
obtained by Buyer or its Affiliates that are required for the consummation of the transactions contemplated by this Agreement; and

                                (v) such other duly executed documents,
instruments and certificates as may be necessary or appropriate to be delivered by Buyer pursuant to this Agreement.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Buyer as follows:

                  Section 3.1. Ownership of Stock; Title to Purchased Assets.
(a) Seller is the lawful owner, beneficially and of record, of the ACFI Shares and the AIFI Shares. The delivery to Buyer of the ACFI Shares and the AIFI Shares pursuant to the provisions of this Agreement will transfer to Buyer good and valid title thereto, free and clear of all Liens (other than those created by, or on behalf of, Buyer). The delivery to Buyer of the ACFI Shares and the AIFI Shares pursuant to the provisions of this Agreement will transfer to Buyer ownership of 100% of all of the issued and outstanding stock of, and all equity interest in, ACFI and AIFI, as the case may be.

                           (b) Seller, or a Retained Subsidiary thereof, is the
lawful owner, beneficially and of record, of the Other Purchased Assets. At the Closing, Seller will deliver, or will cause the applicable Retained Subsidiary to deliver, good and valid title to the Other Purchased Assets to Buyer free and clear of all Liens (other than those created by, or on behalf of, Buyer).

                           (c) Seller, or a Retained Subsidiary thereof, is the
lawful owner, beneficially and of record, of the Purchased Investment Assets. At the Closing, Seller will deliver, or will cause the applicable Retained Subsidiary to deliver, good and valid title to the Purchased Investment Assets to Buyer free and clear of all Liens (other than those created by, or on behalf of, Buyer).

                  Section 3.2. Power and Authority. Seller has the requisite corporate power and authority to execute and deliver this Agreement and any Related Document to which it is or will be party and subject (except with respect to Section 6.4) to the entry of the order of the Bankruptcy Court approving the consummation by Buyer of the transactions contemplated by this Agreement under Sections 105, 363 and 365 of the Bankruptcy Code (the "Sale Order"), to perform the transactions contemplated hereby and thereby to be performed by it. All corporate proceedings and actions on the part of Seller required by Law, its certificate of incorporation, by-laws, this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated hereby and thereby have been duly taken, and no other corporate proceedings or actions on the part of Seller, its board of directors or its stockholders is necessary. The Board of Directors of Seller has resolved to request that the Bankruptcy Court approve this Agreement and the transactions contemplated hereby; provided, that such request may be withdrawn, modified or amended only in accordance with the provisions of Section 6.4 and 6.5. Subject (except with respect to Section 6.4 and 6.5) to the entry by the Bankruptcy Court of the Sale Order, this Agreement is, and each of the Related Documents to which Seller is or will be a party will upon execution be, a valid and binding agreement enforceable against Seller in accordance with its terms, subject to the effects of principles of equity. Subject to the entry of the Bidding Procedures Order, Seller has full power corporate and authority to grant the Break-Up Fee and the Expense Reimbursement without further order of the Bankruptcy Court (subject to verification of expenses), and the Break-Up Fee and Expense Reimbursement shall constitute administrative expenses of Seller under section 503(b)(1) of the Bankruptcy Code.

                  Section 3.3. Organization, Authority and Qualification. (a) Seller (i) is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation; (ii) has all requisite corporate power and authority to own, lease or operate the assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Seller and its Subsidiaries considered as a whole.

                           (b) Each Acquired Person (i) is a corporation or
limited liability company duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation; (ii) has all requisite corporate or limited liability company power and authority to own, lease or operate the assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect on the Acquired Persons considered as a whole or the validity or enforceability of any Loans.

                  Section 3.4. Capitalization of Acquired Companies. (a) The authorized capital stock of ACFI is as set forth on Schedule 3.4(a) hereto. The ACFI Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of ACFI or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of ACFI, and no securities or obligations evidencing such rights are authorized, issued or outstanding. ACFI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of ACFI on any matter.

                           (b) The authorized capital stock of AIFI is as set
forth on Schedule 3.4(b) hereto. The AIFI Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of AIFI or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of AIFI, and no securities or obligations evidencing such rights are authorized, issued or outstanding. AIFI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of AIFI on any matter.

                  Section 3.5. Subsidiaries. (a) Schedule 3.5(a) hereto sets forth a complete and accurate list of the Subsidiaries of ACFI (each, an "ACFI Subsidiary", and collectively, the "ACFI Subsidiaries"). Each ACFI Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, as applicable. Each ACFI Subsidiary has all requisite corporate power and authority necessary to carry on its business as presently conducted and to enable it to own, lease or otherwise hold its properties and assets. Each ACFI Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Persons considered as a whole or the validity or enforceability of any Loans. Except as set forth on Schedule 3.5(a) hereto, ACFI does not directly or indirectly own any capital stock or subordinated debt of, or other equity interests in, any Person, and ACFI is not a member of or participant in any Person. Except as set forth on Schedule 3.5(a), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock, membership interests or other securities of any ACFI Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any of the Acquired Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No ACFI Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of such ACFI Subsidiary on any matter.

                           (b) Schedule 3.5(b) hereto sets forth a complete and
accurate list of the Subsidiaries of AIFI (each, an "AIFI Subsidiary," and collectively, the "AIFI Subsidiaries"). Each AIFI Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, as applicable. Each AIFI Subsidiary has all requisite corporate or limited liability company power and authority necessary to carry on its respective business as presently conducted and to enable it to own, lease or otherwise hold its properties and assets. Each AIFI Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Persons considered as a whole or the validity or enforceability of any Loans. Except as set forth on Schedule 3.5(b) hereto, AIFI does not directly or indirectly own any capital stock or subordinated debt of, or other equity interests in, any Person, and AIFI is not a member of or participant in any Person. Except as set forth on Schedule 3.5(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock, membership interests or other securities of any AIFI Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any of the Acquired Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No AIFI Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of such AIFI Subsidiary on any matter.

                  Section 3.6. Financial Statements. (a) Attached hereto as
Schedule 3.6(a) are complete and correct copies of (i) the audited consolidated balance sheet of ACFI and the ACFI Subsidiaries as of December 31, 1999 and 2000 and the related statements of income, stockholders' equity and cash flows for the years then ended, together with the appropriate notes to such financial statements, accompanied by the report thereon by Seller's Accountant; (ii) the unaudited consolidated balance sheet of ACFI and the ACFI Subsidiaries as of March 31, 2001 and the related statements of income, stockholders' equity and cash flows for the three month periods then ended; and (iii) the unaudited consolidated balance sheet of ACFI and the ACFI Subsidiaries as of May 31, 2001 and the related statement of income for the two months then ended prepared in a manner consistent with the financial statements listed in clause (ii) of this
Section 3.6(a) (the financial statements described in clauses (i) and (ii) of this Section 3.6(a) are collectively referred to herein as the "ACFI Financial Statements" and the financial statements for the two months ended May 31, 2001 are collectively referred to herein as the "May ACFI Statements"). Except as disclosed in the notes thereto, the ACFI Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial position of ACFI and the ACFI Subsidiaries as of the dates of such ACFI Financial Statements and the results of their operations and cash flows for the respective periods indicated (except that the unaudited financial statements are subject to normal year-end audit adjustments which are not expected to be material in amount or nature and do not contain footnotes). The May ACFI Statements have been prepared from the books and records of ACFI and the ACFI Subsidiaries in a manner consistent with the accounting principles used in preparing the ACFI Financial Statements.

                           (b) ACFI and the ACFI Subsidiaries have no
liabilities (absolute, accrued, contingent, unknown or otherwise) whether or not required by GAAP to be reflected on a balance sheet except for (i) liabilities which arose in the ordinary course of business after March 31, 2001; (ii) liabilities which are reflected or reserved against on the balance sheet included in the ACFI Financial Statements or the May ACFI Statements; and (iii) liabilities set forth on Schedule 3.6(b) hereto.

                           (c) Attached hereto as Schedule 3.6(c) are complete
and correct copies of (i) the audited consolidated balance sheet of AIFI and the AIFI Subsidiaries as of December 31, 1999 and 2000 and the related statements of income, stockholders' equity and cash flows for the years then ended, together with the appropriate notes to such financial statements, accompanied by the report thereon by the Seller's Accountant; (ii) the unaudited consolidated balance sheet of AIFI and the AIFI Subsidiaries as of March 31, 2001 and the related statements of income, stockholders' equity and cash flows for the three month periods then ended; and (iii) the unaudited consolidated balance sheet of AIFI and the AIFI Subsidiaries as of May 31, 2001 and the related statements of income for the two months then ended (the financial statements described in clauses (i) and (ii) of this Section 3.6(c) are collectively referred to herein as the "AIFI Financial Statements" and the financial statements for the two months ended May 31, 2001 are collectively referred to as the "May AIFI Statements"). Except as disclosed in the notes thereto, the AIFI Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial position of AIFI and the AIFI Subsidiaries as of the dates of such AIFI Financial Statements and the results of their operations and cash flows for the respective periods indicated (except that the unaudited financial statements are subject to normal year-end audit adjustments which are not expected to be material in amount or nature and do not contain footnotes). The May AIFI Statements have been prepared from the books and records of AIFI and the AIFI Subsidiaries in a manner consistent with the accounting principles used in preparing the AIFI Financial Statements.

                           (d) AIFI and the AIFI Subsidiaries have no
liabilities (absolute, accrued, contingent, unknown or otherwise) whether or not required by GAAP to be reflected on a balance sheet except for (i) liabilities which arose in the ordinary course of business after March 31, 2001; (ii) liabilities which are reflected or reserved against on the balance sheet included in the AIFI Financial Statements or the May AIFI Statements; and (iii) liabilities set forth on Schedule 3.6(d) hereto.

                  Section 3.7. Absence of Certain Changes or Events. (a) Except as set forth in Schedule 3.7(a) hereto, since May 31, 2001, Seller has caused the Acquired Persons to conduct their business only in, and has not permitted any of the Acquired Persons to engage in any material transaction other than according to, the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as set forth in
Schedule 3.7(a) hereto, since May 31, 2001 to the date hereof:

                                (i) none of the Acquired Persons has sold,
leased, transferred, granted a participation or security interest in, mortgaged, pledged, assigned, or otherwise encumbered or subjected to a Lien any of its material assets, tangible or intangible, involving more than $100,000 individually or $250,000 in the aggregate, other than in the ordinary course of business (and, with respect to Loans pledged under the Warehouse Facilities, consistent with past practice);

                                (ii) none of the Acquired Persons has entered
into any Contract involving more than $100,000 individually or $250,000 in the aggregate, other than in the ordinary course of business;

                                (iii) none of the Acquired Persons has engaged
in any Securitization;

                                (iv) no party (including any of the Acquired
Persons) has accelerated, terminated, modified or canceled any Contract (or series of related Contracts) involving more than $100,000 per annum individually or $250,000 per annum in the aggregate, to which any of the Acquired Persons is a party or by which any of them is bound, other than in the ordinary course of business;

                                (v) none of the Acquired Persons has made any
capital expenditure (or series of related capital expenditures) involving more than $100,000 individually or $250,000 in the aggregate;

                                (vi) none of the Acquired Persons has made any
capital investment in, or any acquisition of the securities or assets of any other Person (or series of related capital investments and acquisitions) involving more than $100,000 individually or $250,000 in the aggregate or other than in the ordinary course of business any loan to any other Person in excess of $100,000 individually or $250,000 in the aggregate,;

                                (vii) none of the Acquired Persons has issued
any note, bond, or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation other than pursuant to the Existing Warehouse Facilities and the Replacement Warehouse Facilities;

                                (viii) other than dividends and distributions in
cash by Subsidiaries to the Acquired Companies prior to the date hereof, and other than payments of intercompany debt by the Acquired Companies to Seller prior to the date hereof, none of the Acquired Persons has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or effected any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or repaid or prepaid any intercompany indebtedness owed to Seller or any of its Retained Subsidiaries;

                                (ix) none of the Acquired Persons has
experienced any material damage, destruction or loss (whether or not covered by insurance) to its tangible property, software or systems;

                                (x) there has been no change in the accounting
methods, principles or practices of the Acquired Persons;

                                (xi) other than pursuant to existing employment
agreements, none of the Acquired Persons has granted any increase to the base compensation of any of its directors, officers or its employees, other than in the ordinary course of business; and

                                (xii) none of the Acquired Persons has committed
to any of the foregoing.

                           (b) Except as set forth on Schedule 3.7(b) hereto,
since May 31, 2001 to the date hereof:

                                (i) neither Seller nor any of its Subsidiaries
has sold, leased, transferred, granted a participation or security interest in, mortgaged, pledged, or otherwise encumbered or subjected to a Lien any of the Other Purchased Assets or the Purchased Investment Assets, other than in the ordinary course of business;

                                (ii) neither the Seller nor any of its
Subsidiaries has entered into, amended, modified, cancelled or waived any of their rights under any material Contract with respect to any of the Other Purchased Assets or the Purchased Investment Assets, other than in the ordinary course of business;

                                (iii) no party has notified Seller or any of its
Subsidiaries in writing that it is in default with respect to any of the Material Contracts relating to any of the Purchased Investment Assets or the Other Purchased Assets;

                                (iv) no claim has been asserted in writing that
may give rise to any right of set-off against any Purchased Investment Assets;
and

                                (v) there has not been any material damage,
destruction or loss (whether or not covered by insurance) to any of the Other Purchased Assets or the Purchased Investment Assets.

                           (c) Since May 31, 2001 there has been no change in
the condition of the Acquired Persons, the Purchased Investment Assets or the Other Purchased Assets which has had a Material Adverse Effect on the Purchased Assets considered as a whole.

                  Section 3.8. Real Estate; Title to Properties. (a) Schedule 3.8(a)(i) hereto lists all currently effective leases and subleases of real property and agreements related to the use and occupancy of real property entered into by ACFI and each ACFI Subsidiary at the locations described thereon (the "ACFI Leased Real Properties"). Except as set forth on Schedule 3.8(a)(ii) hereto, ACFI or an ACFI Subsidiary has a valid and binding leasehold interest in each of the ACFI Leased Real Properties free and clear of any Liens, except for:
(i) any Liens reflected in the ACFI Financial Statements; (ii) any Liens for taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been established; (iii) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens and encumbrances imposed by operation of law arising in the ordinary course of business or being contested in good faith by appropriate proceedings; and (iv) easements, rights of way or other similar matters of title to real property that do not materially affect the title to, or the use of such real property (with items (ii) through (iv) referred to collectively as "Permitted Encumbrances").

                           (b) Schedule 3.8(b)(i) hereto lists all currently
effective leases and subleases of real property entered into by AIFI and each AIFI Subsidiary at the locations described thereon (the "AIFI Leased Real Properties"). Except as set forth on Schedule 3.8(b)(ii) hereto, AIFI or an AIFI Subsidiary has a valid and binding leasehold interest in each of the AIFI

Leased Real Properties free and clear of any Liens except for: (i) any Liens reflected in the AIFI Financial Statements or (ii) Permitted Encumbrances.

                           (c) Neither ACFI nor any of the ACFI Subsidiaries is
in material default under any lease or sublease in respect of any ACFI Leased Real Property. Neither AIFI nor any of the AIFI Subsidiaries is in material default under any lease or sublease in respect of any AIFI Leased Real Property.

                           (d) Except as set forth on Schedule 3.8(d) hereto,
none of the Seller, the Retained Subsidiaries or the Acquired Persons owns any real property.

                           (e) Each of the Acquired Persons has good and
marketable title to all the real property and other assets which each purport to own and, except for immaterial exceptions. All such properties and assets are free and clear of all Liens except for Permitted Encumbrances.

                           (f) Schedule 3.8(f) hereto lists any real estate used
by any of the Acquired Persons in which the leasehold interest is not held by such Acquired Person.

                  Section 3.9. Litigation. (a) Except as set forth on Schedule 3.9(a) hereto, there are (i) as of the date hereof, no actions, suits, proceedings, pleadings, investigations, charges, complaints, claims or demands ("Actions or Proceedings") pending, or to the Knowledge of Seller, threatened against any of the Acquired Persons, Seller or Purchased Assets at law or in equity before any court, arbitrator or other Governmental Entity and (ii) no such Actions or Proceedings which if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Persons considered as a whole or on the validity or enforceability of any Loans.

                           (b) As of the date hereof, none of the Acquired
Persons, Seller or Purchased Assets is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity (a "Governmental Directive"). There is no Governmental Directive that could reasonably be expected to have a Material Adverse Effect on the Acquired Persons considered as a whole or on the validity or enforceability of any Loans.

                  Section 3.10. Compliance with Law. All governmental approvals, permits and licenses required to conduct the operation of the Acquired Persons have been obtained, except for any such approvals, permits or licenses the absence of which, alone or in the aggregate, do not have a Material Adverse Effect on the Acquired Persons considered as a whole or on the validity or enforceability of the Loans. Since December 31, 1997, the Acquired Persons have conducted their operations in compliance with all applicable Laws, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Persons considered as a whole or on the validity or enforceability of any Loans or impair the ability of the parties to consummate the transactions contemplated by this Agreement, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  Section 3.11. Contracts. (a) None of Seller or any Acquired Person is a party to any agreement (other than this Agreement) for the acquisition, sale or lease of any of the material assets or businesses of the Acquired Persons (by merger, purchase, syndication or sale of assets or otherwise).

                           (b) Schedule 3.11(b) hereto sets forth a true and
complete list, with respect to the Acquired Persons, of (i) all executory Contracts, whether or not made in ordinary course of business, that involve an annual payment in excess of $150,000; (ii) Contracts and other agreements with any current or former officer, director, employee, consultant or agent not terminable without penalty or charge on 30 days' notice; (iii) Contracts granting any preferential rights to purchase any assets or properties of a Person; (iv) Contracts providing for the guaranty by any Acquired Person of the obligations of any Person, which guaranty has a maximum potential liability exceeding $150,000; (v) any Partnership, joint venture or brokerage Contract;
(vi) any interest rate cap Contract and other interest rate hedging Contract and any Contract or commitment relating to interest rate or currency swaps; (vii) any collective bargaining agreement; (viii) any Contract with Seller or its Affiliates, including for the provision of intercompany credit support (including, but not limited to, guarantees, letters of credit and comfort or keep-well letters) with, by or for the benefit of, Seller or any of its Affiliates; (ix) any Contract with agents for the origination of Loans; (x) any Contract related to the syndications or participation agreements related to Loans; (xi) any Warehouse Facility; (xii) any other Contract that restricts the right of the Acquired Persons or any acquirer thereof to compete in any line of business; and (xiii) any Contract for the sale by the Seller or any of its Subsidiaries of any business or material assets under which the Acquired Persons have any indemnification obligations (collectively, the "Material Contracts").

                           (c) Seller has made available to Buyer a correct and
complete copy of each Material Contract listed on Schedule 3.11(b) hereto. Each Material Contract is a legal, valid and binding agreement of the Acquired Person party thereto, enforceable in accordance with its terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar Laws affecting the enforcement of creditor's rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and is in full force and effect. Except as set forth on
Schedule 3.11(c) hereto, (x) each Acquired Person party to a Material Contract has performed, in all material respects, the obligations required to be performed by it to date under such Material Contract, and (y) to Seller's Knowledge, there is no default by any other party to any Material Contract.

                  Section 3.12. Consents and Approvals. Other than approvals required under the HSR Act, as set forth on Schedule 3.12 hereto, and (except as set forth in Section 6.4) subject to the entry of the Sale Order, the execution and delivery of this Agreement by Seller and the consummation by Seller and its Subsidiaries of the transactions contemplated hereby will not: (a) violate any provision of the certificate of incorporation or bylaws (or any comparable charter document) of any Acquired Person; (b) violate any Law applicable to Seller, any Acquired Person, any Other Purchased Asset, Investment Purchased Asset or any of their respective properties or assets; (c) require Seller or any Acquired Person to make any filing with, obtain any permit, consent, license or approval of, or give any notice to, any Governmental Entity; (d) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or right to require repurchase, pursuant to, any Contract to which any Acquired Person is a party or by which any of their respective properties is bound or affected or (e) result in the creation of any Lien on any properties or assets of any Acquired Person, except, in the case of clauses (b), (c), (d) and (e) for such violations, filings, permits, consents, licenses, approvals, notices, breaches or conflicts which would not be reasonably likely to (i) have a Material Adverse Effect on the Acquired Persons, the Other Purchased Assets and the Purchased Investment Assets considered as a whole or on the validity or enforceability of any Loans, or (ii) prohibit Seller from consummating the transactions contemplated by this Agreement or the Related Documents to which it is a part or performing its obligations hereunder or thereunder.

                  Section 3.13. Environmental Matters. (a) The operations of the Acquired Persons are in compliance with Environmental Laws, except for such noncompliance that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to any Acquired Person.

                           (b) Each of the Acquired Persons has obtained and is
in compliance with all necessary permits or authorizations required under Environmental Laws except for such failure to have, or noncompliance with, such permits or authorizations that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to any Acquired Person.

                           (c) There has been no Release at any of the
properties operated by the Acquired Persons while such properties were operated by the Acquired Persons.

                           (d) No Environmental Claims have been asserted
against any Acquired Person, nor has or any Acquired Person received written notice of any threatened or pending Environmental Claims against any Acquired Person.

                           (e) With respect to REO Assets, the Seller or the
Acquired Person, as the case may be, has obtained Phase I environmental assessments and, as appropriate, Phase II environmental assessments prior to foreclosure on such REO Assets, and such environmental assessments did not report any material non-compliance with Environmental Laws.

                  Section 3.14. Lending Practices.

                           (a) The Loan Documents to which the Acquired Person
or Seller (or their predecessors in interest, if any) are a party conform to all applicable Laws in all material respects, including without limitation all applicable usury and interest limitation Laws, and each of the Loans arose out of bona fide transactions in the ordinary course of business.

                           (b) To the Knowledge of Seller, each of the Loans is
a valid and binding obligation of each Obligor thereof with no right of set-off, defenses or counterclaims enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar laws affecting the enforcement of creditor's rights generally.

                           (c) The Loans are being administered in all material
respects in accordance with the Loan Documents, and substantially in accordance with the Lending Policies. With respect to collection efforts and nonaccrual classifications, each Loan is being administered substantially in accordance with the policies and practices described in the Lending Policies and Loan Reserve Policies.

                           (d) Except for agreements executed in connection with
the sale of Loans guaranteed under an SBA program, Schedule 3.14(d) hereto identifies each agreement under which any Acquired Person either (i) agreed to purchase, guarantee or make any payment with respect to any security issued by, or interest in, any Person ("Loan Purchaser") which purchased Loan receivables from an Acquired Person or any Affiliate thereof (each such transaction, a "Loan Sale"), (ii) agreed to service any Loans included in a Loan Sale, or (iii) agreed to repurchase any Loans included in a Loan Sale (other than due to a breach of a representation or warranty) or agreed that the Loan Purchaser otherwise would have a right to payment from, or recourse against, the Acquired Person or any Affiliate thereof in connection with a Loan Sale.

                           (e) The Loan File relating to each Loan accurately
reflects the terms of each Loan in all material respects.

                  Section 3.15. Lending Policies. (a) The Lending Policies and Loan Reserve Policies set forth a true, correct and complete description of the written policies and practices of the Acquired Persons relating to:

                                (i) documentation procedures;

                                (ii) collateralization practices (including loan
to value ratios and valuation and appraisal of collateral);

                                (iii) procedures for (including frequency of)
billing and on-going monitoring and auditing of Loans, collections and review of past-due accounts; and

                                (iv) making of charge-offs, write downs,
specific accruals and specific valuation reserves for Loans and the placing of Loans on a non-accrual status.

                           (b) Except as set forth on Schedule 3.15(b) hereto,
each Loan originated or acquired by the Acquired Persons has been originated, authorized, collateralized, guaranteed and administered substantially in accordance with the Lending Policies and in compliance with applicable Law.

                           (c) Except as set forth on Schedule 3.15(c) hereto,
since May 31, 2001, neither Seller nor any Acquired Person has (i) changed in any material respect the credit standards applied by it to Obligors on Loans originated or acquired by it, (ii) failed to apply its policies with respect to accruals of provisions for credit losses in a manner consistent with past practice, or (iii) changed the Lending Policies or Loan Reserve Policies in any material respect.

                  Section 3.16. Tax Matters. Except as set forth on Schedule
3.16 hereto, (a) each Acquired Person, each Subsidiary of an Acquired Person and each affiliated group (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group (under state or local Tax law) of which an Acquired Person or any such Subsidiary is or has been a member (each, an "Affiliated Group") has timely filed all Tax Returns required to be filed by them; (b) each such Tax Return is true, correct and complete in all material respects; (c) all Taxes required to be paid with respect to the periods covered by such Tax Returns have been paid in full; (d) no Tax liens that remain outstanding have been filed and no claims are being asserted with respect to any Taxes of any Acquired Person, any Subsidiary of any Acquired Person, any Affiliated Group or any Other Purchased Asset or Purchased Investment Asset; (e) no examination, audit or inquiry is currently being conducted by any taxing authority with respect to any Acquired Person or any Subsidiary of an Acquired Person, including any examination, audit or inquiry which could result in a Tax liability for which any Acquired Person or any such Subsidiary could be severally liable under Treasury Regulations
Section 1.1502-6 or any comparable state, local or foreign Tax provision; (f) neither any Acquired Person, any Subsidiary of an Acquired Person, nor any Affiliated Group has any liability for unpaid Taxes except to the extent the amount of such liability appears on the Closing Balance Sheet; (g) each Acquired Person and each Subsidiary of an Acquired Person has materially complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes; (h) each Acquired Person and each Subsidiary of an Acquired Person has been included only in the affiliated, combined, consolidated or unitary groups for federal, state and local income Tax purposes described in
Schedule 3.16 hereto; (i) there are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of any Acquired Person, any Subsidiary of an Acquired Person or any Affiliated Group; (j) neither any Acquired Person nor any Subsidiary of an Acquired Person is a party to any agreement or understanding providing for the allocation or sharing of Taxes other than with respect to each other; (k) neither any Acquired Person nor any Subsidiary of an Acquired Person is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method; (l) the acquisition of the stock of any Acquired Person or any other Purchased Assets will not be a factor causing any payments to be made by an Acquired Person or any Subsidiary of an Acquired Person to be nondeductible (in whole or in part) pursuant to Section 280G or 162(m) of the Code, and neither any Acquired Person nor any such Subsidiary is party to any agreement or understanding that could require it to pay any amount that would not be deductible under either such section; (m) neither any Acquired Person nor any Subsidiary of an Acquired Person has filed with respect to any item a disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state or local Tax statutes; (n) set forth on Schedule 3.16 hereto is a list of all federal income Tax audits that have ended within three years of the date of this Agreement that have been completed by the Internal Revenue Service with respect to any Acquired Person, any Subsidiary of any Acquired Person or any Affiliated Group; (o) no consent or election under Section 341 of the Code has been made for any Acquired Person or any Subsidiary of any Acquired Person; (p) no property of any Acquired Person or any Subsidiary of any Acquired Person, and none of the other Purchased Assets, is "tax exempt use property" within the meaning of Section 168(h) of the Code; (q) neither any Acquired Person nor any Subsidiary of an Acquired Person is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; (r) the aggregate consolidated net operating loss carryover that will be available to the Acquired Persons under Section 172(a) of the Code for the first taxable year after they leave the affiliated group of which Seller is the common parent for federal income tax purposes (the "Acquired Person NOL Carryover") will be not less than $11,000,000, such Acquired Person NOL Carryover will not begin to expire until the taxable year beginning 2010 taxable years thereafter and such Acquired Person NOL Carryover will not be subject to any limitation on its use other than a limitation imposed as a result of the purchase of such Acquired Person by Buyer hereunder; and (s) the excess of (i) the aggregate consolidated net operating loss carryover available under Section 172(a) of the Code to the affiliated group of which Seller is the common parent for federal income tax purposes to the taxable year of such group that began on January 1, 2001 over
(ii) the amount of net income and the amount of any reduction in such carryover required as a result of transactions contemplated by this Agreement or otherwise projected from operations or any bankruptcy proceeding with respect to the taxable year of the affiliated group of which Seller is the common parent for federal income tax purposes that began on January 1, 2001 or any subsequent year, is not less than $100,000,000.

                  Section 3.17. Intellectual Property. Schedule 3.17 hereto identifies each material patent, patent application, trademark, trademark registration, application for trademark registration, service mark, service mark registration, application for service mark registrations, trade name, application for copyright registrations or copyright (collectively referred to as "Business Intellectual Property") owned or used by the Acquired Persons or included in the Purchased Assets (including, without limitation, the trademark AMRESCO). Except as set forth on Schedule 3.17 hereto, the Acquired Person utilizing the Business Intellectual Property owns or possess adequate licenses or other rights to use the Business Intellectual Property, proprietary know-how, or information used in the origination or administration of the Loans, and the same are sufficient to conduct the origination or administration of the Loans as it has been and is being conducted. No suit, action or other proceeding is pending or threatened concerning any claim, with respect to the Business Intellectual Property included in the Purchased Assets, that any Acquired Person, Seller or any Retained Subsidiaries have infringed upon any intellectual property rights of any other Person. To the Knowledge of Seller, no Person is infringing any Business Intellectual Property included in the Purchased Assets.

                  Section 3.18. Labor Matters.

                           (a) None of the Acquired Persons or Seller is a party
to any labor or collective bargaining agreement with respect to its employees; no employees of the Acquired Persons or Seller are represented by any labor organization; no labor organization or group of employees of the Acquired Persons or Seller has made a pending demand for recognition or request for certification to the Acquired Persons or Seller; and there are no representation or certification proceedings or petitions seeking a representation election presently pending or, to the Knowledge of Seller, threatened, to be brought or filed with the National Labor Relations Board or other labor relations tribunal involving the Acquired Persons or Seller.

                           (b) There are no strikes, lockouts, work stoppages or
slowdowns pending or, to the Knowledge of Seller, threatened against or involving the Acquired Persons or Seller.

                           (c) Except as set forth on Schedule 3.18(c), there
are no unfair labor practice charges, arbitrations, grievances or complaints pending or threatened in writing against the Acquired Persons or Seller relating to the employment or termination of employment of any individual by the Acquired Persons or Seller except those which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to any of the Acquired Persons or Seller.

                           (d) There are no complaints, charges, administrative
proceedings or claims against the Acquired Persons or Seller pending or, to the Knowledge of Seller, threatened in writing to be brought or filed with any Governmental Entity based on or arising out of the employment by the Acquired Persons or Seller of any employee except those which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to any of the Acquired Persons or Seller.

                           (e) The Acquired Persons and Seller are in compliance
with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, collective bargaining, discrimination (including, but not limited to, based upon age, sex, marital status, race, national origin, disability or veteran status), civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes except for non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to any Acquired Person or Seller.

                           (f) The Acquired Persons and Seller have not incurred
any material liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state Laws, which remains unpaid or unsatisfied.

                           (g) Except as set forth on Schedule 3.18(g) hereto,
the employment of each employee of Seller and the Acquired Persons is at-will, and Seller and/or the Acquired Persons, as the case may be, has the right to terminate such employees' employment, and such employees have the right to resign their employment, at any time, without reason or cause (except as otherwise prohibited by statutory or common law). Schedule 3.18(g) lists all written (and includes a summary of all legally binding oral) employment and consulting agreements to which Seller or the Acquired Persons are a party or by which they are bound. Complete and correct copies of the agreements or arrangements listed and summarized on Schedule 3.18(g) have been provided or made available to Buyer.

                           (h) Buyer's and/or the Acquired Companies' employment
of the Transferred Employees (as defined in Section 6.13) following the Closing Date, as contemplated in Section 6.13, does not and will not conflict with, breach, violate or cause a default under any Contract or Judgment, including without limitation any non-competition or non-solicitation agreements, to which Seller or the Acquired Persons are a party or by which they are bound.

                  Section 3.19. Employee Benefits.

                           (a) Schedule 3.19(a) hereto contains a list of (i)
each current "employee benefit plan," as defined in Section 3(3) of ERISA, covering current or former employees of the Acquired Persons or Seller, or which the Acquired Persons or Seller maintain or to which the Acquired Persons or Seller have an obligation to contribute, (ii) each current stock purchase, stock option, stock appreciation or other stock-based compensation, pension, profit-sharing, retirement, hospitalization, salary continuation, tuition assistance or other medical, life or other insurance, severance, change-in-control, fringe benefit, bonus, incentive and deferred compensation plan, agreement, program, policy or other arrangement covering current or former employees of the Acquired Persons or Seller, or which the Acquired Persons or Seller maintain or sponsor or to which they contribute. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans".

                           (b) With respect to each Benefit Plan, a complete and
correct copy of each of the following documents (if applicable) has been provided or made available to Buyer: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter; and (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

                           (c) None of the Benefit Plans is subject to Title IV
of ERISA or Section 412 of the Code.

                           (d) None of the Acquired Persons or Seller is, or was
during the preceding six years, obligated to contribute to, or contributes to, any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                           (e) None of the Acquired Persons or Seller has any
liability (contingent or otherwise) or potential liability to any entity arising under Title IV of ERISA or Section 412 of the Code.

                           (f) The Benefit Plans and their related trusts that
are intended to qualify under Sections 401 and 501(a) of the Code, respectively, have been determined by the IRS to qualify under such Sections, as amended by the Tax Reform Act of 1986, and, to the Knowledge of Seller, nothing has occurred since the time of such favorable determination to cause the loss of such qualified status.

                           (g) All contributions required to have been made by
Seller or the Acquired Persons under any Benefit Plan or any Law to any trusts established thereunder or in connection therewith have been made by the due date therefor (including any valid extensions).

                           (h) The Benefit Plans have been maintained
substantially in compliance with their terms and applicable Laws, including but not limited to the timely filing of applicable reports, documents and notices regarding any Benefit Plans with the Secretary of Labor and the Secretary of the Treasury, and the furnishing of such documents to participants and beneficiaries in the Benefit Plans, other than any incidents of noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect with respect to any Acquired Persons or Seller. There has been no "prohibited transaction" (including without limitation as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or
Section 406 of ERISA involving the assets of any Benefit Plan after giving effect to the exemptions set forth in Section 4975(d) of the Code and Section 408(b) of ERISA.

                           (i) There are no pending or, to the Knowledge of
Seller, threatened actions, claims or proceedings against the Acquired Persons or Seller, any Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to such plan (other than benefit claims in the ordinary course which, if adversely determined, would not, individually or in the aggregate, have a Material Adverse Effect with respect to any Acquired Person or Seller).

                           (j) Except as disclosed in Schedule 3.19(j) hereto,
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will (i) increase any benefits under any Benefit Plan or (ii) result in the acceleration of the time of payment or vesting of any such benefits. In addition, except as disclosed and described in
Schedule 3.19(j) hereto, no Benefit Plan or agreement, program, policy or other arrangement by or to which the Acquired Persons or Seller are a party, is bound or is otherwise liable, by its terms or in effect would or could possibly require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement, including but not limited to any employee (current, former or retired) of the Acquired Persons or Seller (whether or not any such payment would constitute a "parachute payment" or "excess parachute payment" within the meaning of Section 280G of the Code).

                           (k) Except as disclosed in Schedule 3.19(k) hereto
and as required by Section 4980B of the Code or Part 6 of Title I of ERISA, none of the Acquired Persons or Seller has any obligation to provide medical or death benefits (whether or not insured) with respect to current or former employees of the Acquired Persons or Seller beyond their retirement or other termination of employment. Except as disclosed in Schedule 3.19(k) hereto, any continuation coverage provided under any welfare benefit plan complies with Section 4980B of the Code and is at the expense of the participant or beneficiary.

                           (l) Except as set forth in Schedule 3.19(1) hereto,
each Benefit Plan may be amended and terminated without advance notice at any time after the Effective Date without liability to the Acquired Persons or Seller.

                           (m) Seller has provided to Buyer a true, complete and
correct list, as of the date hereof, of each employee of Seller, together with each employee's (i) starting date of employment, (ii) job description and (iii) present hourly or, if salaried, annual compensation rate.

                           (n) Seller has provided to Buyer a true, complete and
correct list, as of the date hereof, of each employee designated as a "commercial finance" employee, together with each employee's (i) starting date of employment, (ii) job description and (iii) present hourly or, if salaried, annual compensation rate.

                  Section 3.20. Affiliated Transaction. Schedule 3.20 hereto sets forth a description in reasonable detail of (a) all transactions between the Acquired Persons and the Seller and the Retained Subsidiaries since December 31, 2000; (b) all indebtedness of the Acquired Persons to Seller and the Retained Subsidiaries at December 31, 2000 and May 31, 2001; (c) all indebtedness of Seller and the Retained Subsidiaries to all Acquired Persons at December 31, 2000 and May 31, 2001; and (d) all Contracts and other arrangements between the Acquired Persons and the Seller and the Retained Subsidiaries (collectively, "Affiliate

Transaction"). All such transactions and other arrangements are on terms no less favorable to the Acquired Persons than would be obtained on an arms' length basis.

                  Section 3.21. Insurance. Schedule 3.21 hereto lists the insurance policies (including the premiums payable in connection therewith and the amount of the coverage provided thereunder) maintained by the Acquired Persons (or the Seller on behalf of the Acquired Persons) which policies provide coverage for the business of the Acquired Persons in accordance with customary industry practice for similarly-situated companies. All of such policies are in full force and effect and none of Seller or any the Acquired Person is in material default of any provision thereof.

                  Section 3.22. Brokers and Finders. No broker, finder, consultant or intermediary other than Greenhill & Co., LLP, the fees and expenses of which shall be paid by Seller, is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transaction contemplated hereby, or if the Closing does not occur.

                  Section 3.23. Information Technology.

                           (a) Schedule 3.23(a) hereto sets forth all of the
applications and software, hardware systems and networking and communication assets (the "Information Systems") which are used by the Acquired Persons in the conduct of their business.

                           (b) Except as set forth in Schedule 3.23(b) hereto:

                                (i) the Acquired Persons own or possess all
necessary licenses or other legal rights to use, all Information Systems used by them;

                                (ii) no claims, or to the Knowledge of Seller,
threat of claims, have been asserted by any third party against any of the Acquired Persons related to the use of any Information Systems or challenging or questioning the validity or effectiveness of any Information Systems license or lease agreement; and to the Knowledge of Seller, the practice or the use of the Information Systems by the Acquired Persons in the conduct of their business does not infringe, misappropriate, violate or dilute any intellectual property rights of any third party;

                                (iii) no claims, demands, or proceedings are
pending charging any third party with infringement, misappropriation, dilution or violation of any rights in any Information Systems owned by any Acquired Person and to the Knowledge of Seller, no third party is infringing, misappropriating, diluting or violating any rights in any Information Systems used by any Acquired Person;

                                (iv) no settlement agreements, Judgments,
forbearance to sue or similar obligations limit or restrict any Acquired Person's rights in and to any Information Systems;

                                (v) all Information Systems listed on Schedule
3.23(a) hereto are in good working condition (normal wear and tear excepted);

                                (vi) each Information Systems license and lease
agreement is a valid and binding obligation of the Acquired Person party thereto, and is enforceable in accordance with its terms, and to the Knowledge of Seller no event or condition has occurred which will result in a violation or breach of, or cause to default by the Acquired Person party thereto under, any such Information Systems license and lease agreement; and

                                (vii) the consummation of the transactions
contemplated hereby will not result in a loss or impairment of any Acquired Person's rights to own or use any of the Information Systems, nor will such consummation require the consent of any third party in respect of any continued use of the Information Systems by the Acquired Persons.

                  Section 3.24. Securitizations and Warehouse Facilities.

                           (a) Except as set forth as Schedule 3.24(a), there
are no Securitizations or Warehouse Facilities in which any of the Acquired Persons may be required to repurchase Receivables (other than due to a breach of a representation and warranty). Except as set forth on Schedule 3.24(a), as of the date hereof, no claims have been asserted that any representations and warranties have been breached that require the repurchase of Receivables.

                           (b) Set forth on Schedule 3.24(b) hereto is a list of
Securitizations and Warehouse Facilities (and the facts and circumstances) in which any of the Acquired Persons have provided a guarantee, funds for a reserve account, liquidity facility, derivative transaction or similar credit enhancement. Set forth on Schedule 3.24(b) is a list of unreimbursed servicing advances of the Acquired Persons as of the date hereof.

                           (c) Set forth on Schedule 3.24(c) hereto is a list of
Securitizations and Warehouse Facilities by the Acquired Persons, specifying which are treated as debt and which are treated as a sale for tax purposes.

                           (d) Set forth on Schedule 3.24(d) hereto is a list of
Securitizations and Warehouse Facilities (and the facts and circumstances) in which there is a default, event of default, termination event or servicer default or termination event or, in which with the giving of notice or the passage of time, will be a default, event of default, termination event or servicer default or termination event.

                           (e) Set forth on Schedule 3.24(e) hereto is a list of
Securitizations and Warehouse Facilities (and the facts and circumstances) as of the date hereof in which a trigger event has occurred which caused an increase in a reserve requirement, early amortization of securities (excluding accelerations related to defaulted Loans) or termination of reinvestment or revolving period.

                           (f) Set forth on Schedule 3.24(f) hereto is a list of
securities issued by a Securitization Trust and owned by any of Acquired
Persons.

                           (g) There are not executory agreements (in writing or
otherwise) in which an Acquired Person has a continuing obligation to purchase securities issued by a Securitization Trust or Warehouse Facility.

                  Section 3.25. Other Purchased Assets and Purchased Investment Assets

                           (a) Attached hereto as Schedule 3.25(a) is a list of
each material Contract related to the Other Purchased Assets (collectively, the "Other Purchased Asset Contracts"). Seller has made available to a Buyer a correct and complete copy of each Other Purchased Asset Contract listed on
Schedule 3.25(a) hereto. Each Other Purchased Asset Contract is a legal, valid and binding agreement, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar laws affecting the enforcement of creditor's rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and is in full force and effect and is not subject to any right of set-off. Except as set forth on Schedule 3.25(a) hereto,
(i) each Acquired Person party to an Other Purchased Asset Contract has performed the obligations required to be performed by it to date under such Other Purchased Asset Contract, and (ii) to Seller's Knowledge, there is no default by any other party to any Other Purchased Asset Contract.

                           (b) Attached hereto as Schedule 3.25(b) is a list of
each material Contract related to the Purchased Investment Assets (collectively, the "Purchased Investment Asset Contracts"). Seller has made available to Buyer a correct and complete copy of each material Contract relating to Purchased Investment Asset Contract listed on Schedule 3.24(b) hereto. Each Purchased Investment Asset Contract is a legal, valid and binding agreement, enforceable in accordance with the terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar laws affecting the enforcement of creditor's rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and is in full force and effect and is not subject to any right of set-off. Except as set forth on Schedule 3.25(b) hereto, (i) each Acquired Person party to a Purchased Investment Asset Contract has performed the obligations required to be performed by it to date under such Purchased Investment Asset Contract, and (ii) to Seller's Knowledge, there is no default by any other party to any Purchased Investment Asset Contract.

                  Section 3.26. REMIC or Other Residual Interests. Except as set forth on Schedule 3.26 hereto, none of the Acquired Persons is the owner of, and there is not included in the Purchased Investment Assets, any Receivable for any purpose, including for Tax purposes. Also set forth in Schedule 3.26 hereto is the estimate of the future cash flows and weighted average life for the period June 1, 2001 through the scheduled maturity of the modeled Securitization Receivables owned by the Acquired Persons or included in the Purchased Investment Assets as of June 1, 2001, which was prepared by Seller on June 8, 2001 utilizing the information available to Seller on May 28, 2001 and based on certain hypothetical assumptions (the "Assumptions") as to the performance of the Securitization Receivables and of the loans underlying such Securitization Receivables, future interest rates and other factors which affect the cash flow associated with the Securitization Receivables and consistent with Seller's regular methodology; provided, however, that no representation is made regarding the reliability or accuracy of the data provided by third parties or that Assumptions will coincide with actual market conditions or events and the parties acknowledge that the actual performance of the Securitization Receivables and the loans underlying the Securitization Receivables may not be consistent with the estimates shown on Schedule 3.26 hereto. Further, any Securitization Receivables shown as owned by the Acquired Persons or included in the Purchased Investment Assets on Schedule 3.26 hereto are and will be treated as owned for Tax purposes and the IRS has not challenged the Tax characterization of any Securitization Receivables.

                  Section 3.27. Sufficiency of Purchased Assets. Except as set forth on Schedule 3.27 hereto, the Purchased Assets include all assets, property, rights and systems of Seller and the Retained Subsidiaries used in the conduct of the business of the Acquired Persons.

                  Section 3.28. Cash. As of the date hereof, (i) ACFI has an amount of cash and cash equivalents of not less than $2,500,000 and (ii) AIFI has an amount of cash and cash equivalents of not less than $5,500,000.

                  Section 3.29. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller as follows:

                  Section 4.1. Organization, Authority and Qualification. Buyer has the requisite limited liability company power and authority to execute and deliver this Agreement and any Related Document to which it is or will be party and to perform the transactions contemplated hereby and thereby to be performed by it. All limited liability company proceedings and actions on the part of Buyer required by Law, its certificate of formation, operating agreement, this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated hereby and thereby have been duly taken, and no other limited liability company proceedings or actions on the part of Buyer or its members is necessary. This Agreement is, and each of the Related Documents to which Buyer is or will be a party will upon execution be, a valid and binding agreement enforceable against Buyer in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar laws affecting the enforcement of creditor's rights generally.

                  Section 4.2. Organization, Authority and Qualification. Buyer
(i) is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of its formation, (ii) has all requisite corporate power and authority to own, lease or operate the assets it now owns, leases or operates, and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                  Section 4.3. Brokers and Finders. No broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transactions contemplated hereby, or if the Closing does not occur.

                  Section 4.4. Securities Act. Buyer is acquiring the ACFI Shares, AIFI Shares and the Purchased Investment Assets solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the ACFI Shares, AIFI Shares are not registered under the Securities Act or any applicable state securities law, and that the ACFI Shares, AIFI Shares and Purchased Investment Assets may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

                  Section 4.5. Consents and Approvals. Other than approvals required under the HSR Act, as set forth on Schedule 4.5 hereto, the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not: (a) violate any provision of the certificate of formation or operating agreement (or any comparable organization document) of Buyer; (b) violate any Law applicable to Buyer; (c) require Buyer to make any filing with, obtain any permit, consent, license or approval of, or give any notice to, any Governmental Entity; or (d) result in the creation of any Lien on any properties or assets of Buyer, except, in the case of clauses
(b), (c) and (d) for such violations, filings, permits, consents, licenses, approvals, notices, breaches or conflicts which would not be reasonably likely to prohibit Buyer from consummating the transactions contemplated by this Agreement or the Related Documents to which it is a party or performing its obligations hereunder and thereunder.

                  Section 4.6. Litigation. No Actions or Proceeding are pending or, to the Knowledge of Buyer, threatened against Buyer which seeks to delay or prevent the consummation of, or which would materially adversely affect Buyer's ability to consummate, the transactions contemplated by this Agreement.

                  Section 4.7. Availability of Funds. Buyer will have sufficient funds to enable it to pay the Initial Deposit, upon entry by the Bankruptcy Court of the Sale Order. Buyer has received commitments from Affiliates of Fortress Registered Investment Trust, GSMC and RP in an amount sufficient to fund the Cash Consideration and the Holdback Note.

                  Section 4.8. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                    ARTICLE V

                                   TAX MATTERS

                  Section 5.1. Tax Sharing and Indemnification. (a) (i) Seller shall indemnify and hold harmless Buyer, each Acquired Person, each Subsidiary of any Acquired Person and their respective directors, officers, employees, agents and Affiliates (each, a "Tax Indemnitee") with respect to any and all Taxes that may be imposed on Buyer, any Tax Indemnitee, or in respect of the business or assets of any Tax Indemnitee (A) with respect to any Taxable period of any Acquired Person, any Subsidiary of any Acquired Person or any Affiliated Group ending on or prior to the Closing Date or allocated to Seller pursuant to subparagraph (ii) of this Section 5.1(a), (B) to the extent such Taxes arise as a result of a breach or inaccuracy of any representation contained in Section 3.16 or 3.26, (C) under Treasury Regulation
Section 1.1502-6 or any comparable state, local or foreign Tax provision, and
(D) as a result of making any Section 338 Election.

                                (ii) If, for any federal, state, local or
foreign Tax purposes, the Taxable period of any Acquired Person or any Subsidiary of any Acquired Person does not terminate on the Closing Date (any such period, a "Straddle Period"), Taxes, if any, attributable to such Straddle Period shall be allocated to (A) Seller for the portion of such Straddle Period up to and including the Closing Date, and (B) Buyer for the portion of such Straddle Period subsequent to the Closing Date. For purposes of the preceding sentence, Taxes for the portion of each Straddle Period up to and including the Closing Date and for the portion of such Straddle Period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date as if such Straddle Period consisted of one Taxable period ending on the Closing Date followed by a Taxable period beginning on the day following the Closing Date or under such other reasonable method as the parties may agree. For purposes of this subparagraph
(ii), exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis. For purposes of this Article V and the representation contained in
Section 3.16, any Tax that is based in whole or in part on income earned during a particular Taxable period shall be deemed to be a Tax attributable to and imposed in respect of such Taxable period; provided, that for purposes of this sentence, the term "Taxable period" shall include any portion of a Taxable period that ends on and includes the Closing Date.

                           (b) (i) Seller shall prepare or cause to be prepared,
and file or cause to be filed, all Tax Returns of each Acquired Person and each Subsidiary of any Acquired Person, including consolidated, combined or unitary Tax Returns which include any Acquired Person or any such Subsidiary, for all Taxable periods of each Acquired Person and each such Subsidiary that end on or prior to the Closing Date. All such returns shall be prepared on a basis that is consistent with the manner in which Seller prepared or filed such Tax Returns for prior periods. Buyer shall be responsible for filing all Tax Returns required to be filed by or on behalf of each Acquired Person and each Subsidiary of each Acquired Person for Taxable periods ending after the Closing Date.



                                (ii) With respect to any Tax Return required to
be filed by Buyer pursuant to subparagraph (i) above for a Straddle Period of any Acquired Person or any Subsidiary of any Acquired Person, Buyer shall provide Seller with copies of such completed Tax Return and a statement setting forth the amount of Tax shown on such Tax Return that is allocable to Seller pursuant to subparagraph (ii) of paragraph (a) above (the "Statement") at least 30 days prior to the due date for the filing of such Tax Return. If Seller notifies Buyer in writing within ten days after receiving the Statement that Seller questions the information contained therein, then PricewaterhouseCoopers LLP (or such other "Big Five" accounting firm as selected by Buyer in its discretion) shall be instructed to review the Statement and determine its accuracy and reasonableness within 15 days. If PricewaterhouseCoopers LLP (or such other "Big Five" accounting firm as selected by Buyer in its discretion) determines that the Statement is reasonable, or if Seller does not provide any such notification, then not later than five days before the due date for payment of Taxes with respect to such Tax Return, Seller shall pay to Buyer an amount equal to the Taxes shown on the Statement as being allocable to Seller pursuant to subparagraph (ii) of paragraph (a) above.

                                (iii) After the Closing Date, Buyer and Seller
shall provide each other with reasonable cooperation in connection with the preparation of Tax Returns of the Acquired Persons and their Subsidiaries and shall make available to the other and to any Taxing authority, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Acquired Persons and their Subsidiaries for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any statute of limitations or extensions thereof.

                                (iv) Buyer shall promptly notify Seller in
writing upon receipt by Buyer, any Acquired Person or any Subsidiary thereof of written notice of any assessments of any Acquired Person or any such Subsidiary which may affect the liability of an Acquired Person or any such Subsidiary for Taxes for which it is indemnified under this Section 5.1. Notwithstanding the foregoing, the failure of Buyer to give notice under the preceding sentence shall not relieve Seller of any obligations hereunder unless such failure shall preclude the defense of such claim. If Seller so requests within 30 days after receipt of such notice, Buyer shall contest, and shall not settle without the prior consent of Seller, which consent shall not be unreasonably withheld, any claim arising as a result of any such audit; provided, however, that (A) Buyer may, at its sole discretion, either pay the Tax claimed and sue for a refund or contest the claim in any permissible forum, (B) Seller shall have agreed to pay Buyer all costs and expenses incurred in connection with contesting such claim, and (C) if any contest of any such claim shall require the payment of the disputed Tax, Seller shall advance to Buyer the amount of such Tax on an interest-free basis and at no after-Tax cost to Buyer. Any refund received by Buyer or any affiliate thereof of Taxes with respect to which Seller has made payment pursuant to its obligation under Section 5.1(a) shall be for the account of Seller.

                           (c) Adjustment to Purchase Price. Any payment by
Seller under this Article V will be an adjustment to the Purchase Price unless a final determination (which shall include the execution of a Form 870-AD or successor form) causes any such payment not to be treated as an adjustment to the Purchase Price for United States federal income Tax purposes. All payments made under this Section 5.1 shall include an amount sufficient to hold the recipient harmless on an after-Tax basis from all Taxes imposed with respect to the receipt or account of the payment.

                           (d) Refunds from Carrybacks. If Seller becomes
entitled to the amount or economic benefit of any refund, credit or offset of Taxes for any period for which they are liable under Section 5.1(a) to indemnify Buyer and such refund, credit or offset of Taxes are attributable to the carryback of losses, credits or similar items attributable to the Acquired Persons or any Subsidiary of the Acquired Persons for a taxable year or period that begins after the Closing Date, Seller shall promptly pay to Buyer the amount or economic benefit of any such refund, credit or offset.

                  Section 5.2. Transfer Taxes. All sales, use, transfer, real estate transfer stamp, documentary and other similar Taxes which may be imposed or assessed as a result of Buyer's acquisition of the ACFI Shares or AIFI Shares, the Other Purchased Assets or the Purchased Investment Assets shall be borne by Seller.

                  Section 5.3. Tax Sharing Agreements. Any and all Tax sharing, Tax indemnity or Tax allocation agreements between Seller, the Acquired Persons and/or any Affiliate thereof that were in effect at any time prior to the Closing shall terminate upon the Closing. No further amounts shall be payable by Seller, Acquired Persons or any Affiliate thereof under such agreements following the Closing and Seller, the Acquired Persons or any Affiliate thereof shall have no further obligations thereunder following the Closing.

                  Section 5.4. Claims Adjusted for Tax Benefits. The amount of any indemnity payment owed by Seller to Buyer under this Article V or Article IX shall be adjusted if such indemnity payment is made in connection with (i) the purchase of Purchased Investment Assets or Other Purchased Assets or (ii) the purchase of any Acquired Person or any Subsidiary of any Acquired Person if a
Section 338 Election is made with respect to such purchase. The amount of any such indemnity payment shall be reduced to take account of any net Tax benefit realized by Buyer arising from the item resulting in such indemnity payment, and increased by any net Tax cost realized by Buyer as a result of the receipt of such indemnity payment being treated as income or as a reduction in purchase price. For purposes of this Section 5.4, (i) any net Tax benefit shall be calculated by discounting (based on semi-annual compounding) the Tax benefit from the date it is expected to be realized to the date the indemnity payment is made using a discount rate equal to the overpayment rate contained in Section 6621(a)(1) of the Code and (ii) any net Tax cost shall be calculated by increasing the indemnity payment by an interest factor (based on semi-annual compounding) equal to the overpayment rate contained in Section 6621(a)(1) of the Code from the Closing Date to the date the indemnity payment is made.

                  Section 5.5. Section 338(h)(10) Election. If Buyer so requests by written notice delivered not later than 90 days after the Closing Date, Seller and each appropriate Affiliate of Seller shall join with Buyer in making an election under Section 338(h)(10) of the Code and any analogous provision of state or local law (each such election, a "Section 338 Election") with respect to the purchase of the stock of each Acquired Person and any deemed purchase of any Subsidiary of any Acquired Person (it being understood that Buyer may make such requests separately with respect to Section 338 Elections under the Code and under state and local law and with respect to any Acquired Person and any Subsidiary of any Acquired Person). If Buyer requests that one or more Section 338 Elections be made with respect to any Acquired Person or any Subsidiary of any Acquired Person, then Section 5.9 shall apply to determine the allocation of the Purchase Price and other relevant items among the assets of the Acquired Person and, if applicable, one or more of its Subsidiaries.

                  Section 5.6. Pre-Closing Tax Information. Seller shall deliver to Buyer as promptly as practicable, and in any event within 10 days after the date of this Agreement, any and all information in connection with determining whether to make any Section 338 Election (such information to include, without limitation, the adjusted tax basis of each asset owned by any Acquired Person and Seller's (and any Affiliate of Seller's) tax basis in the stock of each Acquired Person). Seller shall also deliver to Buyer as promptly as practicable, and in any event within 20 days of receipt of Buyer's request therefor, any and all information reasonably requested by Buyer in connection with determining the expected Tax consequences of the transactions contemplated by this Agreement (such information to include, without limitation, information regarding the tax attributes of Seller and members of its affiliated group and information regarding the Tax consequences of such transactions under the Treasury Regulations promulgated under Section 1502 of the Code. Any and all information provided pursuant to this Section 5.6 shall be provided at Seller's expense and shall be the most current information reasonably available; provided, however, that (a) all such information provided pursuant to the first sentence of this
Section 5.6 shall be current as of no earlier than March 31, 2001, (b) Seller shall deliver to Buyer as promptly as practicable, and in any event within 20 days of receipt of Buyer's request therefor, updates of the information provided pursuant to the first sentence of this Section 5.6 that is current as of no earlier than June 30, 2001 and (c) all such information provided pursuant to the second sentence of this Section 5.6 shall be current as of no earlier than June 30, 2001.

                  Section 5.7. Closing Year Tax Return. Upon completion of the federal income tax return for the affiliated group of which Seller is the common parent for the taxable year of such group that includes the Closing Date (the "Closing Year Tax Return"), Seller shall deliver a true copy of such Closing Year Tax Return to Buyer together with such work papers and other documents as may be reasonably necessary to determine the accuracy and completeness of such Closing Year Tax Return; provided, however, that Seller shall also deliver to Buyer no later than March 15, 2002 projections in reasonable detail for the amounts that will appear on the Closing Year Tax Return. Seller shall, upon Buyer's request, make reasonably available to Buyer at a mutually convenient time and location any personnel involved in the preparation of the Closing Year Tax Return for the purpose of answering any questions Buyer may have regarding such Closing Year Tax Return or the manner in which such Closing Year Tax Return was prepared.

                  Section 5.8. Survival of Obligations. The obligations of the parties set forth in this Article V and the representations and warranties set forth in Section 3.16 hereof shall be unconditional and absolute and shall remain in effect until the expiration of the applicable statute of limitations (including extensions).

                  Section 5.9. Allocation of Purchase Price. In accordance with the terms of this Section 5.9, Buyer shall deliver to Seller a proposed allocation of the Purchase Price and other relevant items (the "Proposed Allocation") among the assets acquired or deemed to be acquired with respect to
(i) the purchase of Purchased Investment Assets and Other Purchased Assets and
(ii) the purchase of any Acquired Person or any Subsidiary of any Acquired Person if a Section 338 Election is made with respect to such purchase. Such Proposed Allocation shall be delivered as soon as practicable after the Closing Date. PricewaterhouseCoopers LLP (or such other "Big Five" accounting firm as selected by Buyer in its discretion) shall be instructed to review the Proposed Allocation and determine its accuracy and reasonableness within 20 days after receiving the Proposed Allocation from Buyer. If PricewaterhouseCoopers LLP (or such other "Big Five" accounting firm as selected by Buyer in its discretion) determines that the Proposed Allocation is reasonable, then the Proposed Allocation shall be the final allocation of the Purchase Price and other relevant items among the assets described in this Section 5.9 (the "Final Allocation"). Any allocation that becomes the Final Allocation pursuant to the proceeding provisions of this Section 5.9 shall be final and binding as between Seller, Buyer and their





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

respective Affiliates and neither Seller, Buyer nor any Affiliate of either thereof shall take any position on any Tax Return, including, without limitation, Internal Revenue Service Form 8023, that is inconsistent with the Final Allocation. Without limiting the generality of the foregoing, Buyer's allocation of the adjusted grossed-up basis (within the meaning of Treasury Regulation Section 1.338-5) and Seller's allocation of the aggregate deemed sales price (within the meaning of Treasury Regulation Section 1.338-4) shall be consistent with the Final Allocation.

                  Section 5.10. REMIC Disclosures. Seller shall use its reasonable best efforts to obtain and disclose to Buyer as promptly as practicable the estimate prepared by the appropriate trustee or other third party of the future taxable income for the period January 1, 2001 through the scheduled maturity of the modeled Securitization Receivables owned by the Acquired Persons or included in the Purchased Investment Assets as of January 1, 2001. Buyer may exclude any asset described in Section 3.26 from the transactions contemplated by this Agreement based on the information provided pursuant to this Section 5.10; provided, however, that any such exclusion shall not result in an adjustment to the Purchase Price.

                  Section 5.11. Trust Account. At Closing, Seller shall deposit into an interest bearing trust account approved by the Bankruptcy Court, in form and substance reasonably satisfactory to Buyer, an amount sufficient, in the reasonable good faith judgment of Buyer, to pay any and all liabilities for Taxes which the Acquired Companies or any Subsidiaries of the Acquired Companies may be liable with Seller or any of the Retained Subsidiaries on a joint and several basis. The amounts held in the Trust Account shall be applied solely to satisfy such liabilities, and thereafter any remaining amount shall be applied in such manner as the Bankruptcy Court shall determine.

                                   ARTICLE VI

                        CERTAIN COVENANTS AND AGREEMENTS
                               OF SELLER AND BUYER

                  Section 6.1. Access and Information. (a) Seller shall permit, and shall cause the Retained Subsidiaries and the Acquired Persons to permit, Buyer and its representatives after the date of execution of this Agreement to have full access, during regular business hours and upon reasonable advance notice, to the properties, officers and employees of the Acquired Persons (and Seller shall use its commercially reasonable efforts to cause Seller's outside independent accountants be available to Buyer on the same basis), and shall furnish, or cause to be furnished, to Buyer any financial and operating data, tax information, books and records, contracts and documents and other information that is available with respect to the Seller, Acquired Persons, the Other Purchased Assets and the Purchased Investment Assets as Buyer shall from time to time reasonably request (including any work papers of Seller's accountants); provided, that the foregoing shall not require Seller to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any trade secrets of third parties or violate Seller's or the Acquired Persons' obligations with respect to confidentiality.

                           (b) All information provided or obtained pursuant to
clause (a) above shall be held by Buyer in accordance with and subject to the terms of (i) the Confidentiality

Agreement, dated May 4, 2001, between RP and Seller; (ii) the Confidentiality Agreement, dated May 4, 2001, between Fortress Investment Group LLC and Seller;
(iii) the Confidentiality Agreement, dated June 19, 2001, between Goldman Sachs Mortgage Company and Fortress Investment Group LLC and RP; (iv) the Confidentiality Agreement, dated June 7, 2001, between RP and Seller; and (v) the Confidentiality Agreement, dated June 7, 2001, between Fortress Investment Group LLC and Seller (collectively the "Confidentiality Agreement"), all of the terms of which shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or the termination hereof, and Buyer agrees to be bound by the terms of the Confidentiality Agreements to the same extent as if it were party thereto.

                  Section 6.2. Registrations, Filings and Consents. After the date hereof each of the parties hereto shall (a) promptly file documentary materials required by Section 3.12 (with respect to Seller only) and Section 4.5 (with respect to Buyer only) hereto and promptly file any additional information requested as soon as practicable after receipt of request therefor; (b) furnish the other parties hereto with copies of all documents (except documents or portions thereof for which confidential treatment has been requested) and correspondence (i) prepared by or on behalf of it for submission to any Governmental Entity and (ii) received by or on behalf of it or its counsel from any Governmental Entity, in each case in connection with the transactions contemplated by this Agreement; and (c) use its reasonable efforts to consult with and keep the other parties hereto informed as to the status of such matters. Buyer and Seller shall, and Seller shall cause the Acquired Persons to, use their respective reasonable best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Seller and Buyer will cooperate and use their respective reasonable best efforts to obtain, as promptly as practicable all consents, approvals, waivers and authorizations required under the items set forth on Schedule 7.1(f) hereto.

                  Section 6.3. Conduct of Business. (a) Except as expressly permitted in this Section 6.3, Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall cause each of the Acquired Persons to operate their business only in the ordinary course consistent with past practice and Seller shall, and shall cause its Retained Subsidiaries to, insofar as related to the Purchased Investment Assets or Other Purchased Assets, operate in the ordinary course consistent with past practice and Seller shall use its reasonable best efforts to preserve intact the current business organizations. Without limiting the generality of the foregoing, Seller shall not, in the case of clauses (iii), (ix), (x), (xi), (xii), (xiii) or (xvi) and shall not permit any of the Acquired Persons to, without the prior written consent of a representative of Buyer designated by Buyer (which consent shall not be unreasonably withheld):

                                (i) sell, lease, transfer, grant a participation
or security interest in, mortgage, pledge, assign, or otherwise encumber or subject to a Lien any of its material assets, tangible or intangible, involving more than $100,000 individually or $500,000 in the aggregate, other than in the ordinary course of business (and, with respect to Loans, pledges under the Existing Warehouse Facilities or the Replacement Warehouse Facilities);

                                (ii) enter into any Contract involving more than
$100,000 individually or Contracts involving $250,000 in the aggregate, other than in the ordinary course of business consistent with past practices;

                                (iii) engage in any Securitization;

                                (iv) change the credit approval or underwriting
practices and policies of the Acquired Persons (including with respect to non-accrual classification, collection efforts, provision of credit losses, reserves, write-downs and charge-offs or income recognition);

                                (v) make any capital expenditure (or series of
related capital expenditures) involving more than $100,000 individually or $250,000 in the aggregate;

                                (vi) make any capital investment in, or any
acquisition of the securities or assets of any other Person (or series of related capital investments and acquisitions) involving more than $100,000 individually or $250,000 in the aggregate or other than in the ordinary course of business make any loan to any other Person in excess of $100,000 individually or $250,000 in the aggregate;

                                (vii) issue any note, bond, or other debt
security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation other than pursuant to the Existing Warehouse Facilities and the Replacement Warehouse Facilities;

                                (viii) grant any license or sublicense of any
rights under or with respect to any Intellectual Property;

                                (ix) make or authorize any change in the charter
or bylaws of any of the Acquired Persons;

                                (x) issue, sell, or otherwise dispose of any of
the capital stock, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of the capital stock of any of the Acquired Persons;

                                (xi) declare, set aside, or pay any dividend or
make any distribution with respect to the capital stock (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of the capital stock or effect any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, repay any intercompany indebtedness owed to Seller or any of its Retained Subsidiaries or otherwise transfer cash to Seller or any of its Retained Subsidiaries except in payment of services rendered or reimbursement of expenses incurred for the Acquired Persons in the ordinary course of business consistent with past practice;

                                (xii) make any change in the accounting methods,
principles or practices of the Acquired Persons or, insofar as relates to the Purchase Investment Assets, the Seller;

                                (xiii) other than pursuant to existing
employment agreements, grant any increase in the base compensation of any of the Transferred Employees;

                                (xiv) engage in any Affiliate Transaction other
than in the ordinary course of business in a manner and on rates and terms consistent with past practice;

                                (xv) sell, lease, transfer, grant a
participation or (except pursuant to the Replacement Warehouse Facilities) security interest in, mortgage, pledge, or otherwise encumber or subject to a Lien any of the Other Purchased Assets or the Purchased Investment Assets; and

                                (xvi) enter into, amend, modify, cancel or waive
any of their rights under any material Contract with respect to the Other Purchased Assets or the Purchased Investment Assets, other than in the ordinary course of business consistent with past practice.

                  Section 6.4. Submission for Bankruptcy Court Approval. (a) As promptly as practicable, but in no event later than two Business Days after the date hereof, Seller will file the Petition with the Bankruptcy Court.

                           (b) As promptly as practicable, but in no event later
than four Business Days, after the filing of the Petition with the Bankruptcy Court, Seller shall file with the Bankruptcy Court a motion, notices and a proposed order, each in a form and substance reasonably satisfactory to Buyer (the "Bidding Procedures Order"), seeking the approval of Section 6.5 hereof and authorizing the observance and performance of such terms by Seller and its Subsidiaries and Buyer during the pendency of the Bankruptcy Case. Seller shall use its reasonable best efforts to obtain Bankruptcy Court approval of the Bidding Procedures Order. Upon entry of the Bidding Procedures Order, Buyer will make a deposit on the Purchase Price of $8,000,000 (the "Initial Deposit"), to be held by the Bankruptcy Court in escrow until the earlier of the Closing Date or the termination of this Agreement, at which time the Initial Deposit shall, if the Closing shall occur, applied to the payment of the Purchase Price, or if this Agreement shall terminate, returned to Buyer.

                           (c) As promptly as practicable, but in no event later
than four Business Days, after the filing of the Petition with the Bankruptcy Court, Seller shall file with the Bankruptcy Court a motion, notices and a proposed Sale Order, each in a form and substance reasonably satisfactory to Buyer, seeking approval under Section 105, 363, 364 and 365 of the Bankruptcy Code of this Agreement, Seller's and its Subsidiaries' performance hereunder, the sale of the Purchased Assets free and clear of all Liens, claims (as defined in Section 101(5) of the Bankruptcy Code) and interests, and the assumption and assignment of the Contracts as provided in this Agreement. Buyer shall cooperate with Seller in obtaining such Bankruptcy Court approval and Seller shall use its reasonable best efforts to obtain such Bankruptcy Court approval.

                  Section 6.5. Bidding Procedures. Seller acknowledges that this Agreement is the culmination of an extensive process undertaken by Seller to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the Purchased Assets while assuming or otherwise satisfying certain liabilities in order to maximize the value of those assets. Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to this Agreement concerning the sale of the Purchased Assets of Seller and its Subsidiaries to Buyer (the "Sale"); provided, that Buyer reserves the right to further comment on the form of the Bidding Procedures Order. The Sale is subject to competitive bidding only as set forth herein and approval by the Bankruptcy Court at a hearing under Sections 105, 363, 364 and 365 of the Bankruptcy Code (the "Sale Hearing"). The following overbid provisions and related bid protections are designed to reimburse Buyer for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Purchased Assets for the benefit of Seller's creditors and stakeholders.

                           (a) Bid Deadline. All Bids must be submitted to
Seller c/o Robin Phelan and Mark Mullen, Haynes and Boone, LLP, with a copy to Seller, to the attention of its General Counsel, so as to be received not later than 11:00 a.m., eastern time on the date which is three Business Days prior to the date scheduled by the Bankruptcy Court for the Sale Hearing (the "Bid Deadline"). Seller will immediately distribute by facsimile transmission, personal delivery or reliable overnight courier service in accordance with
Section 10.12 a copy of each Bid upon receipt to (i) counsel to any creditors' committee appointed in the Bankruptcy Case and (ii) counsel to Buyer. For purposes of this Agreement, "Bid" shall mean a letter from a Person who the Board of Directors of Seller has determined in the exercise of its fiduciary duty is financially able to consummate the purchase of the Purchased Assets (a "Qualified Bidder") stating that (A) such Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of this Agreement, together with all Exhibits and Schedules hereto (the "Definitive Sale Documentation"), marked to show those amendments and modifications to the Definitive Sale Documentation, including, but not limited to, price and the time of closing, that such Qualified Bidder proposes, (B) such Qualified Bidder is prepared to enter into and consummate the transaction within not more than eleven (11) days after approval by the Bankruptcy Court of the Sale Order, subject to receipt of any governmental or regulatory approvals (which must be obtained within sixty (60) days of the approval by the Bankruptcy Court of the Sale Order), and (C) such Qualified Bidder's offer is irrevocable until the closing of a purchase of the Purchased Assets.

                           (b) Qualified Bid. Only Qualified Bids will qualify
for consideration at the Auction (as defined below). For purposes of this Agreement, a "Qualified Bid" is a Bid that:

                                (i) complies in all respects with Section
6.5(a);

                                (ii) has a cash component of at least an amount
sufficient to satisfy the Expense Reimbursement and the Break-Up Fee (each as defined in Section 6.5(d));

                                (iii) is a proposal that Seller determines, in
the good faith opinion of the Board of Directors of Seller after consultation with the independent financial advisor of Seller, is not materially more burdensome or conditional than the terms of this Agreement and has a value greater than or equal to the sum of (x) the value, as reasonably determined by the independent financial advisor of Seller, of Buyer's offer plus (y) the amount of the Expense Reimbursement and the Break-Up Fee plus (z) in the case of the initial Qualified Bid, $1,000,000, and in the case of any subsequent Qualified Bids, $1,500,000 over the preceding Qualified Bid;





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

                                (iv) is substantially on the same or better
terms and conditions as those set forth in a copy of the Definitive Sale Documentation;

                                (v) is accompanied by satisfactory evidence of
committed financing or other ability to perform;

                                (vi) is accompanied by a deposit (by means of a
certified bank check from a U.S. bank or by wire transfer) equal to or greater than the Initial Deposit plus the Break-Up Fee plus the Expense Reimbursement;

                                (vii) is accompanied by satisfactory evidence of
committed financing sufficient to repay all amounts outstanding under the Replacement Warehouse Facilities immediately upon acceptance of the Bid with financing in an amount at least equal to the Replacement Warehouse Facilities plus all accrued interests and fees due thereunder and a commitment to repay such amounts upon acceptance of such bid.

If Seller does not receive any Qualified Bids, Seller will report the same to the Bankruptcy Court and will proceed with a sale and assignment of the Purchased Assets to Buyer pursuant to the terms of this Agreement. This Agreement executed by Buyer shall constitute a Qualified Bid for all purposes.

                           (c) Auction, Bidding Increments, and Bids Remaining
Open.

                                (i) If Seller receives a Qualified Bid, Seller
will conduct an auction (the "Auction") at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, on the date that is one Business Day prior to the date scheduled by the Bankruptcy Court for the Sale Hearing, beginning at 11:00 a.m. (EST) or such later time or other place as Seller shall notify all Qualified Bidders who have submitted Qualified Bids. Only Buyer, Seller, any representative of any creditors' committee appointed in the Bankruptcy Case and any Qualified Bidders who have timely submitted Qualified Bids shall be entitled to attend the Auction, and only Buyer and Qualified Bidders will be entitled to make any subsequent Qualified Bids at the Auction. Bidding at the Auction will continue until such time as the highest and best Qualified Bid is determined. Seller may announce at the Auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent overbids) for conducting the Auction so long as such rules are not inconsistent with these Bidding Procedures.

                                (ii) At least one Business Day prior to the
Auction, Seller will give Buyer and all other Qualified Bidders a copy of the highest and best Qualified Bid received and copies of all other Qualified Bids. In addition, Seller will inform Buyer and each Qualified Bidder who has expressed its intent to participate in the Auction the identity of all Qualified Bidders that may participate in the Auction.

                           (d) Break-Up Fee and Expense Reimbursement. In the
event that Seller (i) accepts a Bid, other than that of Buyer, as the highest or best offer (an "Auction Transaction"), (ii) sells, transfers, leases or otherwise disposes directly or indirectly, including through an asset sale, stock sale, merger, reorganization or other similar transaction (by the Acquired Companies or otherwise), all or substantially all or a material portion of the Purchased





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

Assets (or agrees to do any of the foregoing) in a transaction or series of transactions to a party or parties other than Buyer within two years from the date hereof, or (iii) chooses not to sell, transfer, lease or otherwise dispose of, directly or indirectly, including through an asset sale, stock sale, merger, reorganization or other similar transaction (by the Acquired Companies or otherwise), all or substantially all or a material portion of the Purchased Assets (or agrees to do any of the foregoing) to Buyer whether as a result of the proposal of a stand-alone plan of reorganization or otherwise (either of clause (i), (ii) or (iii) being, an "Alternative Transaction"), Seller shall pay to Buyer (x) an amount equal to its reasonable, actual out-of-pocket costs and expenses (including, without limitation, expenses of counsel, expenses of financial advisor and expenses of other consultants and the HSR Act filing fee) incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, not to exceed $2,000,000, less any amount of expense deposits previously paid (the "Expense Reimbursement"), (y) provided that amounts have been funded under the Replacement Warehouse Facilities, a break-up fee in the amount of $8,000,000 which reimburses Buyer for the time and expense dedicated to this transaction and the value added by the Buyer in (A) establishing a bid standard or minimum for other bidders, (B) placing Seller's estate property in a sales configuration mode attracting other bidders to the Auction and (C) for serving, by its name and its expressed interest, as a catalyst for other potential or actual bidders (the "Break-Up Fee"); and (z) all amounts payable under the Replacement Warehouse Facilities upon a termination thereof; provided, however, that in no event shall the Expense Reimbursement or the Break-Up Fee be payable to Buyer (1) if Buyer terminates this Agreement (other than in the event of an Alternative Transaction) for any reason other than any material breach of this Agreement by Seller, including, without limitation, any material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or (2) if this Agreement is terminated by Seller pursuant to Section 8.1(ii) and no Alternative Transaction occurs or
Section 8.1(iii) and no Alternative Transaction occurs. The Break-Up Fee and the Expense Reimbursement shall be paid as an administrative priority of Seller under Section 503(b)(1) of the Bankruptcy Code upon the earlier to occur of the closing of the Alternative Transaction and the consummation of a plan of reorganization.

                  Section 6.6. Retention of Books and Records. Buyer shall cause the Acquired Persons to retain, until the applicable tax statute of limitations (including periods of waiver) has expired, all books, records and other documents pertaining to the Acquired Persons in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by Seller or their agents at Seller's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. Seller shall hold all such information in strict confidence. After the expiration of such period, no such books and records shall be destroyed by Buyer without first advising Seller in writing detailing the contents thereof and giving Seller at least 120 days to obtain possession thereof.

                  Section 6.7. Affiliate Accounts and Transactions. At the Closing, Seller shall contribute to the capital of the Acquired Companies all indebtedness then owed by the Acquired Companies to Seller or its Retained Subsidiaries and Seller cancel or otherwise settle, at no expense to Buyer or the Acquired Persons, all agreements, arrangements and understandings between the Acquired Persons and Seller, any of the Retained Subsidiaries or any of their respective employees, officers or directors (other than under Contracts and other arrangements relating to Transferred Employees disclosed to Buyer prior to the date hereof), and at the Closing

Seller shall deliver a release to the Acquired Persons acknowledging that no Acquired Person has any outstanding obligation to Seller, any of its Affiliates or any of their respective employees, officers or directors other than under such disclosed Contracts and arrangements relating to Transferred Employees.

                  Section 6.8. Delivery of Corporate Minutes and Bank Signature Cards. At the Closing, Seller shall deliver to Buyer the minutes and stock books of the Acquired Persons, and promptly following the Closing shall deliver signature cards from all banks or financial institutions with which the Acquired Persons has any account designating signatures approved by Buyer.

                  Section 6.9. Further Assurances. At any time after the Closing Date, Seller shall, and Buyer shall cause the Acquired Persons to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or Seller, as the case may be, and necessary for Buyer or Seller, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby and Seller shall cooperate with Buyer in connection with the disposition of certain Purchased Investment Assets and Other Purchased Assets prior to Closing.

                  Section 6.10. Non-Solicitation of Employees. (a) Seller agrees that, for a period of two years from the Closing Date, Seller shall not, directly or indirectly: (i) solicit or recruit any Transferred Employees and
(ii) and disclose or furnish to anyone any confidential information relating to the Acquired Persons (other than as required under applicable Law) or otherwise use such confidential information for their own benefit or the benefit of any other Person.

                           (a) The parties recognize that the performance of the
obligations under this Section 6.10 by Seller are special, unique and extraordinary in character, and that in the event of the breach by Seller of the terms and conditions of this Section 6.10 to be performed by Seller, each of Buyer and the Acquired Persons shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 6.10, to enforce the specific performance thereof by Seller and its Affiliates and/or to enjoin Seller and its Affiliates from actions in violation of this Section 6.10.

                  Section 6.11. Closing. The parties agree to use all commercially reasonable efforts to ensure the satisfaction or waiver of the conditions set forth in Article VII so as to enable the parties to effect the Closing on or prior to September 30, 2001.

                  Section 6.12. Taxes. Without the prior written consent of Buyer, neither Seller nor any Affiliate of Seller shall, to the extent it may adversely affect or relate to any Acquired Person, any Subsidiary of an Acquired Person or any other of the Purchased Assets, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of any Acquired Person, any Subsidiary of any Acquired Person, Buyer or any Affiliate of Buyer. For purposes of this Agreement, "Tax Asset" shall mean any net operating loss, net capital loss, Tax credit or any other Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

                  Section 6.13. Employment. On the Closing Date, Buyer will offer regular full-time or part-time employment, as applicable, to such employees of Seller (including those designated as "commercial finance" employees) as Buyer shall hereafter designate to Seller. Employees who accept offers of employment made by Buyer pursuant to this Section 6.13 shall be referred to herein as the "Transferred Employees." Nothing in Section 6.13 shall be deemed to require, however, that the employment of any Transferred Employee be continued for any specific period of time after the Closing Date. Seller shall indemnify, defend and hold harmless Buyer and its Affiliates from any claims, liabilities or expenses arising in connection with the severance of any employee of Seller who is not a Transferred Employee.

                  Section 6.14. Benefit Plans. Subject to Section 6.13, Buyer shall, or shall cause the Acquired Companies to, establish and maintain for at least one year following the Closing Date employee benefit plans, compensation and payroll arrangements, and other arrangements providing benefits which are substantially the same, in the aggregate, as the benefits provided to the Transferred Employees immediately prior to the Closing. To the extent that any employee benefit plan or arrangement is made available by Buyer or the Acquired Companies to any Transferred Employees following the Closing Date, (i) Buyer shall, or shall cause the Acquired Companies to, grant all such Transferred Employees after the Closing Date credit for all service with the Seller and any predecessors prior to the Closing Date for all purposes for which such service was recognized by Seller; and (ii) with respect to any "Employee Benefit Welfare Plan" (as that term is defined in Section 3(l) of ERISA), to the extent permitted under any applicable insurance policy, Buyer shall, or shall cause the Acquired Companies to, waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements and provide that any expenses incurred on or before the Closing Date by a Transferred Employee or a Transferred Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of pocket provisions. Notwithstanding the foregoing, Seller shall retain liability under any Employee Benefit Welfare Plan for claims incurred prior to the Closing Date, including, but not limited to, (i) disability claims which commence prior to the Closing Date and extend beyond the Closing Date and (ii) claims of employees not actively at work with Buyer or the Acquired Companies as of the Closing Date regarding ongoing medical conditions first arising before Closing for which treatment will continue after Closing, provided that Buyer shall assume liability for claims incurred after the employee is actively at work with Buyer or the Acquired Companies. Seller shall be responsible for maintaining continuation health coverage under Section 4980B of the Code and Part 6 of Title I of ERISA for employees who are not Transferred Employees and employees whose employment terminated prior to the Closing Date, including, but not limited to, employees on a disability leave as of the Closing Date.

                  Section 6.15. Buyer Savings Plan. Notwithstanding any provision of this Agreement to the contrary, effective immediately after the Closing, Buyer shall maintain a profit sharing plan ("Buyer Savings Plan") for the benefit of the Transferred Employees pursuant to which Buyer shall take the necessary actions to obtain a determination letter from the Internal Revenue Service that such plan is qualified under Section 401(a) of the Code. Buyer Savings Plan shall provide the Transferred Employees with the opportunity to defer compensation pursuant to Section 401(k) of the Code and with employer contributions in the amounts set forth and on the terms and conditions set forth in such plan. As soon as practicable after the Closing, Seller shall cause the AMRESCO, INC. Retirement Savings and Profit Sharing Plan (the "AMRESCO Plan") to transfer the accounts of the Transferred Employees, and all promissory notes evidencing then outstanding participant loans under the AMRESCO Plan with respect to Transferred Employees, to Buyer Savings Plan and Buyer shall cause Buyer Savings Plan to accept and assume from the AMRESCO Plan all of the AMRESCO Plan's liabilities and obligations with respect to the Transferred Employees; provided, however, that such transfer shall be contingent upon the continued qualification of the AMRESCO Plan under Section 401(a) of the Code up to and as of the date of transfer.

                  Section 6.16. Subsidiaries of Seller Designated by Buyer as Acquired Persons. Buyer shall have the right to designate any Subsidiary of Seller that is an owner solely of an Other Purchased Asset(s) or a Purchased Investment Asset(s) (each, a "Designated Subsidiary") as an Acquired Person upon notice to Seller not less than five Business Days prior to the date of the scheduled Closing. Upon such designation, Seller shall deliver to Buyer as promptly as practicable such supplemental disclosure schedules to this agreement to disclose such information as would have been required to be disclosed by Seller pursuant to Article III had such Designated Subsidiary been an Acquired Person on the date hereof.

                  Section 6.17. Transitional Services Agreement. Buyer and Seller shall, as promptly as practicable, negotiate in good faith an agreement to be entered into at the Closing for the provision, on an arm's length basis, of transitional services to each other in order to facilitate an orderly separation from Seller and transition to ownership by Buyer of the Purchased Assets, and for the administration of the Seller's remaining assets and estate following the Closing Date.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

                  Section 7.1. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by Article II shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

                           (a) Representations; Covenants. Each of the
representations and warranties of Seller contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Seller to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Buyer shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Seller.

                           (b) Resignations. Seller shall have delivered to
Buyer resignations of all directors of the Acquired Persons, except as otherwise required by Buyer.

                           (c) No Material Adverse Effect. From the date hereof
to the Closing Date, (i) there shall have been no change in the condition of the Acquired Companies and their Subsidiaries, the Purchased Investment Assets and the Other Purchased Assets which has had a Material Adverse Effect on Purchased Assets considered as a whole, and Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, to such effect, and none of the Acquired Companies and its Subsidiaries shall have become the subject of a voluntary or involuntary case under Chapters 7 or 11 of the Bankruptcy Code or any similar proceeding for liquidation or receivership under applicable Law.

                           (d) No Injunction: Absence of Certain Litigation. No
preliminary or permanent injunction issued by any court of competent jurisdiction restraining or prohibiting the transaction contemplated hereby shall be in effect and no action or proceeding by any Governmental Entity to obtain such an injunction shall be pending or threatened. No other action or proceeding shall be pending against the Acquired Persons which would reasonably be expected to have a Material Adverse Effect on the Acquired Persons considered as a whole.

                           (e) Regulatory Approvals. The waiting period under
the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been earlier terminated by the FTC or the Antitrust Division, and such other regulatory approvals shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations that the failure to obtain, or such filings or notices that the failure to make, would not be reasonably likely to (i) have a Material Adverse Effect on the Purchased Assets considered as a whole or on the validity or enforceability of any Loans, or (ii) prohibit Buyer from consummating the transactions contemplated by this Agreement or performing its obligations hereunder.

                           (f) Third Party Consents. All third party consents,
waivers and approvals for the items listed on Schedule 7.1(f) shall have been received.

                           (g) FIRPTA Certificate. Seller (and, if appropriate,
each Subsidiary transferring a Purchased Investment Asset or Other Purchased Asset) shall furnish to Buyer, on or before the Closing Date, a copy of a statement, dated not more than thirty (30) days prior to the Closing Date, issued by Seller pursuant to Treasury Regulations Section 1.1445-2(b), certifying as to Seller's (and each such Subsidiary's) non-foreign status.

                           (h) Bidding Procedures Order and Sale Order. The
Bankruptcy Court shall have entered (i) the Bidding Procedures Order in form and substance reasonably satisfactory to Buyer no later than July 13, 2001 and (ii) the Sale Order in form and substance reasonably satisfactory to Buyer no later than September 7, 2001. The Sale Order shall have become final and no stay of the Sale Order shall have been obtained before the eleventh day following the entry of the Sale Order. The Sale Order shall contain, inter alia, a finding by the Bankruptcy Court that the transactions contemplated hereby are in good faith and otherwise satisfy the provisions of Section 363, including Section 363 (m), of the Bankruptcy Code.

                           (i) At least 80% of the employees of the Seller and
its Subsidiaries designated by Buyer pursuant to Section 6.13 shall have accepted employment with Buyer or one of its Subsidiaries.

                  Section 7.2. Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by Article II shall be subject to the satisfaction or waiver in writing by Seller on or prior to the Closing Date of each of the following conditions:

                           (a) Representations; Covenants. Each of the
representations and warranties of Buyer contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Seller shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Buyer.

                           (b) No Injunction; Absence of Certain Litigation. No
preliminary or permanent injunction issued by any court of competent jurisdiction restraining or prohibiting the transactions contemplated hereby shall be in effect and no action or proceeding by any Governmental Entity to obtain such an injunction shall be pending or threatened.

                           (c) Regulatory Approvals. The waiting period under
the HSR Act, and any extensions thereof obtained by request and other actions of FTC and/or the Antitrust Divisions, shall have expired or been earlier terminated by the FTC or the Antitrust Division, and other regulatory approvals shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations that the failure to obtain, or such filings or notices that the failure to make, would not be reasonably likely to prohibit Seller from consummating the transactions contemplated by this Agreement or perform its obligations hereunder.

                           (d) Sale Order. The Sale Order shall have become
final and no stay of the Sale Order shall have been obtained before the eleventh day following the entry of the Sale Order.

                  Section 7.3. Conditions to Obligations of Buyer and Seller. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by both parties on or prior to the Closing Date on the condition that no court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable Judgment which is in effect on the Closing Date and prohibits the consummation of the Closing.




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

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1. Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                                (i) by mutual written consent of Seller and
Buyer;

                                (ii) by Seller, on the one hand, or Buyer, on
the other hand, if the Closing does not occur on or prior to October 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this
Section 8.1(ii) shall not be available to Seller, on the one hand, or Buyer, on the other hand, as the case may be, if such party or parties have failed to perform any of their material respective obligations under this Agreement;

                                (iii) by either Seller, on the one hand, or
Buyer on the other hand, if consummation of the transactions contemplated by
Article II would violate any non-appealable final Judgment of any court or Governmental Entity having competent jurisdiction;

                                (iv) by Buyer, if the Bankruptcy Court has not
entered the Bidding Procedures Order by July 13, 2001; provided, however, that if the Bankruptcy Court has not entered the Bidding Procedures Order by July 13, 2001 and Buyer does not exercise its right to terminate this Agreement pursuant to this Section 8.1(iv) by July 20, 2001, then Buyer shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this
Section 8.1(iv);

                                (v) by Buyer, if the Bankruptcy Court has not
entered the Sale Order by September 7, 2001; provided, however, that if the Bankruptcy Court has not entered the Sale Order by September 7, 2001 and Buyer does not exercise its right to terminate this Agreement pursuant to this Section 8.1(v) within 60 days after the Bankruptcy Court enters the Bidding Procedures Order, then Buyer shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this Section 8.1(v);

                                (vi) by Seller, if Seller accepts or is about to
accept a Qualified Bid at the Auction other than that of Buyer and repays or refinances in full the Replacement Warehouse Facilities and Break-Up Fee and Expenses, provided that such termination shall be of no effect if Seller does not accept such Qualified Bid immediately after termination hereunder;

                                (vii) by Buyer, if the Sale Order has not become
final and no appeal of the Sale Order shall have been filed within the time frame specified in the second sentence of Section 7.1(h); provided, however, that if the such condition is not met and Buyer does not exercise its right to terminate this Agreement pursuant to this Section 8.1(vii) within 20 days after the Bankruptcy Court enters the Sale Order, then Buyer shall be deemed to have irrevocably waived (x) its right to terminate this Agreement pursuant to this
Section 8.1(vii);

                                (viii) by Buyer, if Seller gives written notice
to Buyer that it is unable to obtain the consents required by Section 7.1(f); provided, however, that if Seller so notifies Buyer and Buyer does not exercise its right to terminate this Agreement pursuant to this Section 8.1(viii) within five Business Days of receiving such notice from Seller, then, with respect to Seller's obligation to obtain such consent, Buyer shall be deemed to have irrevocably waived (x) its right to terminate this Agreement pursuant to this
Section 8.1 (viii), and (y) the condition set forth in Section 7.1(f); and

                                (ix) by Buyer, in the event of an Auction
Transaction.

                  Section 8.2. Notice of Termination. In the event of any termination pursuant to this Article VIII, written notice thereof setting forth the reasons therefor shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

                  Section 8.3. Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 8.1, this Agreement shall become void and of no further force or effect, except for the provisions of (i) Section 6.1 relating to the obligations of Seller, on the one hand, and Buyer, on the other hand, to keep confidential certain information and data obtained by them, (ii) Section 6.5(d), relating to certain payments to be made to Buyer in connection with an Alternative Transaction, (iii) Section
10.3 relating to publicity, and (iv) Section 10.2 relating to certain expenses. Nothing in this Section 8.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.1. Survival of Representations. Except as otherwise provided in this Agreement, the representations and warranties contained in Articles III and IV of this Agreement or in any other instrument delivered in connection herewith shall survive for six months following the Closing Date, after which such representations or warranties shall terminate and not have any force or effect and shall not constitute the basis for any further claim in contract, tort or otherwise by Buyer against any Seller or by Seller against Buyer, absent fraud. Following the Closing Date, the remedies provided in this
Article IX shall be the sole recourse of each of the parties hereto for all claims, liabilities, losses, damages, costs and expenses arising out of this Agreement, other than those arising from breaches of the covenants and agreements set forth in Article V and Section 6.10, for which the sole recourse shall be as provided in Article V and Section 6.10. Each of the covenants of the parties hereto shall terminate as of the Closing other than those which by their terms contemplate performance after the Closing Date.

                  Section 9.2. Agreement to Indemnify. (a) Upon the terms and subject to the conditions of this Article IX, Seller shall indemnify, defend and hold harmless Buyer and its directors, officers, employees, agents and Affiliates from any losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) (collectively, "Claims") which result





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

from any breach of (i) the representations made by Seller in Article III of this Agreement or (ii) the covenants made by Seller in Articles V and VI of this Agreement, in each case to the extent, and only for the amount by which any such Claim results in losses in excess of an identified (whether by specific item or by category) reserve established for such matters and reflected in the Closing Balance Sheet.

                           (b) Upon the terms and subject to the conditions of
this Article IX, Buyer shall indemnify, defend and hold harmless Seller and its directors, officers, employees agents and Affiliates from any Claims which result from any breach of (i) the representations made by Buyer in Article IV of this Agreement or (ii) the covenants made by Buyer in Articles V and VI of this Agreement.

                  Section 9.3. Conditions of Indemnification for Third-Party Claims. Subject to the provisions of Section 9.4, the obligations and liabilities of Seller, in the case of Section 9.2(a), and Buyer in the case of
Section 9.2(b), with respect to Claims made by or against third parties ("Third Party Claims") shall be subject to the following terms and conditions:

                           (a) The person to whom such Third Party Claim relates
(the "Indemnified Party") will give the party from which indemnity is sought hereunder (the "Indemnifying Party") prompt notice of such Third Party Claim, and the Indemnifying Party will (except as otherwise contemplated by the proviso to Section 9.3(b) hereof) assume the defense thereof by counsel selected by it (such counsel to be reasonably satisfactory to Buyer); provided, that the Indemnified Party shall be entitled to participate in such action and to employ counsel at its own expense to assist in the handling of such Third Party Claim.

                           (b) If the Indemnifying Party, within a reasonable
time after notice of any such Third Party Claim, fails to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified party shall have the right to undertake the defense or, with the consent of the Indemnifying Party (such consent not to be unreasonably withheld), to undertake a compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of a Third Party Claim effected without its written consent (such consent not to be unreasonably withheld). During any period when the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay, compromise or settle such Third Party Claim without the Indemnifying Party's consent; provided, that the Indemnified Party may nonetheless pay, compromise or settle such Third Party Claim without such consent during such period, in which event it shall, automatically and without any further action on its part, waive any right (whether or not pursuant to this Agreement) to indemnity in respect of all losses, liabilities, damages or expenses relating to such Third Party Claim. If the Indemnifying Party shall defend any such Third Party Claim until such Third Party Claim shall be adjudicated by order, decree, ruling or other action, then the Indemnified Party shall have the right, in the exercise of its exclusive discretion, to determine whether or not to appeal such adjudication.

                           (c) Anything in this Section 9.3 to the contrary
notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be withheld unreasonably or delayed), settle or compromise any Third Party







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

Claim or consent to the entry of any Judgment which does not include as an unconditional term thereof the giving by the claimant and/or plaintiff to the Indemnified Party of a release from all liabilities in respect of such Third Party Claim.

                           (d) The Indemnified Party shall, and shall cause its
Affiliates to, provide the Indemnifying Party with such assistance (without charge) as may reasonably be requested by the Indemnifying Party in connection with any indemnification or defense provided for herein, including, without limitation, providing the Indemnifying Party with such information, documents and records as shall be reasonably available and reasonable access to the services of and consultations with such personnel of the Indemnified Party or its Affiliates as the Indemnifying Party shall reasonably deem necessary (provided that such access shall not unreasonably interfere with the performance of the duties performed by or responsibilities of such personnel).

                  Section 9.4. Limitation of Indemnification. Any Claim brought under Section 9.2(a) is subject in each case to the following limitations and restrictions:

                           (a) Except as otherwise provided in this Agreement,
claims may not be asserted at any time after the close of business on the first Business Day that is six months after the Closing Date.

                           (b) Claims made pursuant to Section 9.2(a) will be
paid only to the extent that the aggregate amount of all such Claims exceeds $1,000,000 (the "Basket") at which point Seller shall be liable for the full amount of such Claims back to the first dollar thereof; provided, however, that the aggregate amount recoverable pursuant to Section 9.2(a) shall in no event exceed $25,000,000.

                           (c) Each Claim shall be reduced by the amount of any
insurance proceeds (net of expenses of collection) actually received in connection with such Claim; Buyer covenants to exercise its reasonable best efforts to collect insurance proceeds under applicable insurance policies that are then in force if and to the extent that such Claim relates to an event covered by such insurance policies and if Buyer shall receive any insurance proceeds after payment of any Claim by Seller, Buyer shall pay to Seller the lesser of the amount of insurance proceeds (net of expenses of collection) and the amount actually paid by Seller to Buyer in respect of such Claim.

                           (d) Except as provided in Article V, Claims made
shall be made solely by set-off against the Holdback Note.

                           (e) In determining whether Buyer is entitled to
recover for any Claim under Section 9.2(a), the representations and warranties of Seller shall not be deemed qualified by any references to materiality contained therein and any breaches thereof shall be determined without regard to whether such breach constitutes a Material Adverse Effect; provided, however, that in no event will Buyer be entitled (i) to recover for any Claim relating to or arising out of a breach of any representation or warranty herein of Seller pursuant to which the aggregate loss, expense, liability or damage does not exceed $10,000; (ii) to aggregate any such items for the







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

purpose of exceeding the limitation set forth in clause (i) of this Section 9.4(e) or the Basket; or (iii) to otherwise submit such items as Claims reimbursable pursuant to this Article IX.

                  Section 9.5. Offset Right. Any other provision herein notwithstanding, Buyer's obligations hereunder and under the Holdback Note are subject to, and Buyer shall have the benefit of, all defenses, counterclaims, rights of offset or recoupment or other claims and rights, including the right to deduct payments due to Seller under the Holdback Note (collectively, "Offsets") which Buyer may have at any time against Seller, its Subsidiaries or Affiliates (or any of their respective successors and assigns) or any transferee or assignee of any of Seller's rights as against Buyer or any part thereof or interest therein, whether the claim or right of Buyer relied upon for such purpose is matured or unmatured, contingent or otherwise, and no transfer or assignment of this Agreement or any other obligation of Seller, or of any rights in respect thereof, pursuant to any plan of reorganization or liquidation or otherwise shall affect or impair the availability to Buyer of the Offsets.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party or parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 10.2. Expenses. Except as otherwise expressly provided in this Agreement, including Section 6.5(d) and this Section 10.2, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

                  Section 10.3. Public Disclosure. Each of the parties to this Agreement agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable Law or the rules and regulations of each stock exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by applicable Law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

                  Section 10.4. Specific Performance. The parties recognize that if any party breaches this Agreement or refuses to perform under the provisions of this Agreement, monetary









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damages alone would not be adequate to compensate the non-breaching party or parties for their injuries. The non-breaching party or parties shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the non-breaching party or parties to enforce this Agreement, the party in breach shall waive the defense that there is an adequate remedy at law.

                  Section 10.5. Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assigned, delegated or otherwise transferred, by Buyer or by Seller; provided, however, that Buyer may assign its right to purchase the Purchased Assets to one or more of its Affiliates, but in no event will such assignment relieve Buyer of its obligations hereunder.

                  Section 10.6. Entire Agreement. This Agreement (including all Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters including the financing proposal letter from RP to Seller, dated May 10, 2001 (which incorporates by reference the proposal letter dated May 8, 2001 from RP to Seller), the financing proposal letter from RP to Seller dated May 22, 2001 and the transaction proposal letter from Fortress Investment Group LLC, RP and GSMC to Seller dated June 19, 2001, except for the Confidentiality Agreements, each of which will remain in full force and effect for the term provided for therein.

                  Section 10.7. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

                  Section 10.8. Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer and Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 10.9. Schedules. The inclusion of any matter in any Schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, to the extent that such disclosure is sufficient to identify the section to which such disclosure is responsive, but inclusion therein not be deemed to constitute an admission, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement. If, subsequent to the date of this Agreement and prior to the Closing Date, an event occurs that renders untrue any representation or warranty of the Seller (a "Subsequent Event"), the Seller shall promptly deliver to Buyer an amended or supplemental Schedule (a "Subsequent Disclosure Schedule") which will contain a description of the Subsequent Event. The existence of a Subsequent Event which is disclosed on a Subsequent Disclosure Schedule shall not constitute a breach by the Seller of any representations or warranties hereunder or be taken into account in determining whether any condition precedents have been satisfied or form a basis for any indemnification or other claim by the Buyer hereunder, provided, however, that this Section 10.9 is not intended to permit the Seller to alter or amend the representations and warranties as






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made herein as of the date of this Agreement and shall not cure the inaccuracy thereof as of the date of this Agreement for any purpose under this Agreement. The disclosure of any particular fact or item in any Schedule or Subsequent Disclosure Schedule shall not be deemed any admission as to whether the fact or item is "material" or would constitute a "Material Adverse Effect."

                  Section 10.10. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                  Section 10.11. Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 10.12. Notices. All notices hereunder shall be deemed given if in writing and delivered personally, sent by facsimile (confirm receipt), by registered or certified mail (return receipt requested) or nationally recognized overnight courier to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                           (a) if to Seller:

                                        AMRESCO, INC.
                                        700 N. Pearl Street, Suite 1900
                                        Dallas, TX 75201
                                        Attn:  L. Keith Blackwell
                                        Fax: (214) 969-5478

                                   With a copy to:

                                        Haynes and Boone, LLP
                                        Attn:  William L. Boeing
                                        1600 N. Collins, Suite 2000
                                        Richardson, TX  75080
                                        Fax: (972) 680-7551

                           (b) if to Buyer:

                                        NCS I LLC
                                        c/o Fortress Investment Group LLC
                                        1301 Avenue of the Americas
                                        New York, New York 10119
                                        Attn:  Randal Nardone
                                        Fax: (212) 798-6120




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

                                   With a copy to:

                                        Schulte Roth & Zabel LLP
                                        919 Third Avenue
                                        New York, New York 10022
                                        Attn: Stuart D. Freedman, Esq. and
                                              Michael Cook, Esq.
                                        Fax: (212) 593-5955

                  Any notice given by mail shall be effective when received.

                  Section 10.13. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, the parties confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person.

                  Section 10.14. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof.

                  Section 10.15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

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                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                 AMRESCO, INC.

                                 By: /s/ RANDOLPH BROWN
                                    --------------------------------------
                                     Name: Randolph Brown
                                     Title: Chairman & CEO

                                 NCS I LLC

                                 By: NCS HOLDINGS LLC,
                                     Managing Member

                                     By: FORTRESS REGISTERED
                                         INVESTMENT TRUST,
                                         Managing Member

                                         By: /s/ PETER BRIGER
                                            ------------------------------
                                             Name: Peter Briger
                                             Title:

                                    EXHIBIT A

                              FORM OF HOLDBACK NOTE

                                                        Dated: [_____, __, 2001]

                  This promissory note (this "Note") is a duly authorized, non-negotiable promissory note of NCS I LLC, a Delaware limited liability company (the "Maker"), issued pursuant to, and subject to the provisions of, an Asset Purchase Agreement, dated as of June 29, 2001 (the "Asset Purchase Agreement"), between AMRESCO, INC., a Delaware corporation ("AMRESCO"), and the Maker. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Asset Purchase Agreement.

                  Subject to the provisions hereof and as set forth in the Asset Purchase Agreement, the Maker, for value received, hereby promises to pay to the order of AMRESCO, at such account as it shall designate in writing, the Principal Amount (as defined below) on the Payment Date or Resolution Payment Date (each as defined below), as applicable, or, if such date is not a Business Day, on the next succeeding Business Day, and to pay simple interest on the Payment Date at a rate per annum equal to the Prime Rate on the Principal Amount. Simple interest at the Prime Rate shall accrue on the Principal Amount outstanding from time to time, with all then accrued but unpaid interest being payable on the Payment Date.

                  The principal amount of this Note shall initially be Twenty-Five Million Dollars ($25,000,000) (the "Initial Principal Amount"). The Initial Principal Amount shall be subject to decrease in accordance with the terms of this Note, the Asset Purchase Agreement and the Related Documents. The Initial Principal Amount as so decreased from time to time, is referred to herein as the "Principal Amount". Subject to the last sentence of the next paragraph, if at any time the Principal Amount shall be reduced to zero, this Note shall immediately be deemed void, canceled, paid in full and satisfied as of such date, and the Maker shall not be required for any reason to make any further payments thereon.

                  The Maker shall have the right, but not the obligation, at its sole election (which election shall be evidenced in writing and delivered to AMRESCO in accordance with Section 10.12 of the Asset Purchase Agreement) to satisfy any obligations of AMRESCO or any of its Subsidiaries due to the Maker or any of its subsidiaries or Affiliates under or arising out of the Asset Purchase Agreement or any other Related Document (collectively, the "Obligations") by offsetting the amount due the Maker or any of its subsidiaries or Affiliates in respect of any Obligation (any such amount, an "Election Amount") against the obligations of the Maker under this Note. Upon the delivery of notice of such written election to AMRESCO, the obligations of the Maker under this Note and the Initial Principal Amount (for the first Offset, and thereafter, the Principal Amount) shall be reduced by the amount of such Election Amount. Any election by the Maker not to so offset any Obligation under this Note shall not in any manner affect, limit or impair the right of the Maker to demand payment or performance of such Obligation from AMRESCO or any of its Subsidiaries or Affiliates. If it shall be finally determined in any Final Determination (defined below) that the Maker's reduction of the Principal Amount by any Election Amount (or any portion thereof) was wrongful, then the amount so determined to have been wrongfully deducted from the Principal Amount shall be restored to the Principal Amount as of the date of the wrongful reduction, and interest at the Prime Rate shall be deemed to have accrued on such restored amount as if such wrongful reduction had never occurred.

                  On the date that is the six-month anniversary of this Note (the "Payment Date"), the Maker shall pay AMRESCO the (a) Principal Amount then outstanding as of the Payment Date, less (b) the asserted or claimed value of all outstanding Claims made by the Maker or its subsidiaries or Affiliates under or in connection with the Asset Purchase Agreement or any other Related Document (each such Claim, an "Outstanding Claim", and the amount so asserted or claimed in respect thereof, a "Reserve Amount"), the resolution of which shall not have been finally determined (such final determination, a "Final Determination") as of the Payment Date and the amount of which shall not have been indefeasibly offset by the Maker against and deducted by the Maker from the Principal Amount or amounts owing by the Maker to AMRESCO under any of the Related Documents, in either case prior to the Payment Date (with the amount representing the sum of clauses (a) and (b) being referred to hereafter as the "First Payment Amount"). Upon payment of the First Payment Amount, the Principal Amount shall be reduced by the First Payment Amount.

                  If at any time and from time to time after the Payment Date any Outstanding Claim shall be resolved in a Final Determination and the amount of such Outstanding Claim determined pursuant to the Final Determination shall be less than the Reserve Amount with respect thereto, the Maker shall pay to AMRESCO the Difference Amount (as defined below) on the tenth Business Day after the date the Maker first receives written notice of such Final Determination (each such tenth Business Day, a "Resolution Payment Date"), and the Principal Amount shall be reduced by such Difference Amount. The term "Difference Amount" shall mean, with respect to each Outstanding Claim the resolution of which is resolved in a Final Determination after the Payment Date, the lesser of (a) the excess, if any, of (i) the Reserve Amount for such Claim over (ii) the amount of such Outstanding Claim determined pursuant to the Final Determination, and (b) the outstanding Principal Amount as of the relevant Resolution Payment Date.

                  To the extent that the Maker determines in its reasonable good judgment that the amount held in the Trust Account established pursuant to
Section 6.17 of the Asset Purchase Agreement is insufficient to pay in full all Group Tax Liabilities, then the Maker may, at its option, pay any amounts due hereunder into such Trust Account.

                  Payments under this Note to the various entities constituting AMRESCO shall be allocated among such entities in the same proportions as the Purchase Price is allocated among such entities pursuant to the Asset Purchase Agreement. Any such entity shall be permitted to assign its interest in this Note to any other such entity or to any Retained Subsidiary, provided that the assignor and any assignee shall remain subject to the terms of this Note and the Maker's defenses and rights (including, without limitation, offset rights) hereunder.

                  The undersigned may prepay all or any portion of the Principal Amount of this Note at any time and from time to time without premium or penalty.

                  This Note shall terminate, and be deemed canceled and satisfied and be of no further force or effect, immediately if at any time the Principal Amount shall be reduced to zero and in addition immediately upon the last to occur of the following (A) the first date on which all Outstanding Claims shall have been resolved pursuant to a Final Determination, or (B) the date the Maker shall have satisfied in full its obligation to pay in full any First Payment Amount and Difference Amounts, together with any accrued interest thereon.

                  Any other provision contained herein or in the Asset Purchase Agreement or any other Related Document notwithstanding, the obligations hereunder and under the Asset Purchase Agreement or any other Related Document of the Maker and/or any of its subsidiaries and Affiliates are subject to, and the Maker and such subsidiaries and Affiliates shall have the benefit of, all defenses, counterclaims, rights of offset or recoupment or other claims and rights (collectively, "Offsets") which the maker and/or such subsidiaries and Affiliates may have at any time against AMRESCO or any transferee or assignee of AMRESCO's rights as against the maker or its subsidiaries or Affiliates or any part thereof or interest therein, whether the claim or right of the Maker or such subsidiary or Affiliate relied upon for such purpose is matured or unmatured, contingent or otherwise, and no transfer or assignment of this Note or other obligation of the Maker or such subsidiary or Affiliate, or of any rights in respect thereof, shall affect or impair the availability to the Maker or any such subsidiary or Affiliate of the Offsets.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                  IN WITNESS WHEREOF, NCS I LLC has caused this Note to be duly executed as of the date set forth below.

Dated:  [_____, __, 2001]                    NCS I LLC

                                             By:  NCS HOLDINGS LLC
                                                  its Managing Member

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



                                      -3-